Schedule 14A (Rule 14a-101)

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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trueblue

THE PEOPLE COMPANY

2017

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday, May 11, 2017
10:00 a.m., Pacific Daylight Time
TrueBlue Building
1015 A Street
Tacoma, WA 98402

Letter to Shareholders

Tacoma,Washington

March 31, 2017

Dear Shareholders:

On behalf of the Board of Directors and management of TrueBlue, Inc., it is a pleasure to invite you to TrueBlue, Inc.’s 2017 Annual Meeting of Shareholders, to be held at TrueBlue’s corporate headquarters located at 1015 A Street, Tacoma, Washington 98402, on Thursday, May 11, 2017, at 10:00 a.m. (Pacific Daylight Time).

As in prior years, TrueBlue has elected to deliver our proxy materials to the majority of our shareholders over the internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering the cost of delivery. On or about March 31, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access our 2017 proxy statement and 2016 Annual Report to shareholders for the fiscal year ended January 1, 2017 (the “2016 Annual Report”). The Proxy Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in this Notice of Annual Meeting of Shareholders and proxy statement.

I look forward to seeing our shareholders at the Annual Meeting of Shareholders. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE ONLINE, BY TELEPHONE, OR BY MAIL AS SOON AS POSSIBLE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU WILL HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

Very truly yours,

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.

Chairman of the Board

TrueBlue, Inc. 2017 Proxy Statement     P. 1

Notice of Annual Meeting of Shareholders

TrueBlue, Inc.

1015 A Street, Tacoma, Washington 98402

Notice of Annual Meeting of Shareholders: Thursday, May 11, 2017

The 2017 Annual Meeting of Shareholders of TrueBlue, Inc. (the “Meeting”), will be held at TrueBlue’s corporate headquarters at 1015 A Street, Tacoma, Washington 98402, on Thursday, May 11, 2017, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	To elect the directors named in this proxy statement to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.	To conduct an advisory vote on our executive compensation;

3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 11, 2017: Our proxy statement is attached. Financial and other information concerning TrueBlue is contained in our 2016 Annual Report. The proxy statement and our 2016 Annual Report are available on our website at www.TrueBlue.com. Additionally, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE ONLINE, BY TELEPHONE, OR BY MAIL AS PROMPTLY AS POSSIBLE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

Only shareholders of record at the close of business on March 10, 2017, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Brokers cannot vote for Proposals 1, 2, and 3 without shareholders’ instructions on how to vote.

By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh

Secretary

Tacoma, WA

March 31, 2017

TrueBlue, Inc. 2017 Proxy Statement     P. 2

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Voting Matters

	Agenda Item	Board Vote Recommendation	Page Reference For More Information
1	Elect the directors named in the proxy statement.	FOR	12
2	Advisory vote on our executive compensation.	FOR	25
3	Advisory vote on the frequency of future advisory votes on executive compensation.	FOR	26
4	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	FOR	59

Vote Right Away	Annual Meeting of Shareholders

Even if you plan to attend our Meeting, please read this proxy statement with care and vote right away using any of the methods below. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.	Date and Time May 11, 2017, 10:00 a.m., Pacific Daylight Time
Location
Vote online Visit: www.proxyvote.com	TrueBlue Building: Robert J. Sullivan Auditorium 1015 A Street
Tacoma, Washington 98402
Vote using your mobile device Scan this QR Code to vote with your mobile device	Record Date March 10, 2017

Voting
Vote by telephone Dial toll-free 1-800-690-6903	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Vote by requesting and mailing your proxy card Cast your ballot, sign your proxy card, and send by U.S. mail

TrueBlue, Inc. 2017 Proxy Statement     P. 3

Proxy Statement Summary

2016 Business Summary

Revenue	$2.75 billion for 2016, a 2% increase over 2015
Debt Reduction	Reduced outstanding debt obligations by 44%
Acquisitions	Completed the integration of two significant acquisitions

Governance Best Practices

Leadership	Separation of chairman, lead independent director, and CEO roles since 2008
Independence	All non-executive directors are independent
All members of the governance, audit, and compensation committees are independent
Elections	All directors are elected annually
Directors must be elected by the majority of votes cast
Evaluations	All directors complete annual self-evaluations of the board of directors.
The members of the audit, compensation, and innovation and technology committees complete annual evaluations of these committees
Alignment with	All directors have stock ownership guidelines
Shareholder Interests	All directors receive annual equity grants
Attendance	All directors attended at least 75% of Board and their respective committee meetings

Board Composition

Independence	Tenure

Age	Racial and Gender Diversity

TrueBlue, Inc. 2017 Proxy Statement     P. 4

Proxy Statement Summary

Compensation Governance Highlights

Shareholder Approval	89.3% of shareholders approved of our executive compensation program in 2016
Compensation Committee	Compensation committee oversees and regularly reviews named executive officer compensation
Compensation Consultant	Compensation committee retains independent compensation consultant
Risk	Compensation programs do not encourage excessive or unnecessary risk-taking

Compensation Best Practices

What We Do	What We Do Not Do
Pay for performance by delivering a significant portion of compensation through performance and equity-based plans	No excessive or guaranteed pay targets. All potential payouts are capped and tied to measurable targets.
Request annual shareholder advisory say-on-pay vote	No re-pricing of options or equity grants
Target total compensation near the median of relevant peers	No pension benefits
Maintain meaningful stock ownership guidelines for all named executive officers	No gross-up of excise taxes or benefits
Engage an independent compensation consultant	No hedging or short sales of Company stock
Retain double trigger change-in-control agreements	No reward for excessive risk-taking
Conduct an annual risk analysis of compensation programs	No excessive executive perquisites
Maintain a clawback policy	No cash buyouts of underwater options
Minimum vesting period for options and restricted shares

TrueBlue, Inc. 2017 Proxy Statement     P. 5

TrueBlue, Inc. 2017 Proxy Statement     P. 6

TrueBlue, Inc. 2017 Proxy Statement     P. 7

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted at our 2017 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. (Pacific Daylight Time) on Thursday, May 11, 2017, at the corporate headquarters of True-Blue, Inc. at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders as of the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (“Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

The Board has established March 10, 2017, as the record date for the Meeting (“Record Date”).

Why did I receive a Notice of Internet Availability of Proxy Materials or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability of Proxy Materials (“Proxy Notice”) or this proxy statement and a proxy card because you owned shares of TrueBlue common stock as of the Record Date and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a TrueBlue shareholder as of the Record Date. If, on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or by proxy.

If on the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, or other agent (“Agent”) and not in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your Agent. The Agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your Agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your Agent.

How many shares of TrueBlue common stock are outstanding?

As of the Record Date, there were 42,556,066 shares of TrueBlue common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

How do I vote?

If you are a shareholder of record (shares are owned in your name and not in “street name”), you may vote:

●	online at www.proxyvote.com;

●	by using your mobile device to scan the QR Code provided in the proxy statement summary;

●	by telephone toll-free (within the U.S. or Canada) at 1-800-690-6903;

●	by requesting, signing, and returning a proxy card; or

●	by attending the Meeting and voting in person.

If you wish to vote online or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Wednesday, May 10, 2017. After that time, online or telephone voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person during the Meeting. Shareholders of record will be on a list held by the inspector of election. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank, or other shareholder of record, and present it to the inspector of election with their ballot. Shareholders voting online will need to follow the instructions at www. proxyvote.com. Voting in person or online by a shareholder will revoke and replace any previous votes submitted by proxy.

In accordance with SEC rules, we are providing all shareholders with their proxy materials online unless a shareholder has affirmatively elected to receive paper materials. You may elect to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Proxy Notice.

TrueBlue, Inc. 2017 Proxy Statement     P. 8

General Information

How are my voting instructions carried out and how does the Board recommend I vote?

When you vote via proxy by properly executing and returning a proxy card or by voting online or by telephone, you appoint the individuals named on the proxy card (your “Proxy”) as your representatives at the Meeting. The Proxy will vote your shares at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on the proxy card, or carefully following the instructions for voting online or by telephone.

The Board recommends that you vote:

1.	FOR the election of the director nominees named in the proxy statement (Proposal 1);

2.	FOR the advisory approval of our executive compensation (Proposal 2);

3.	FOR selecting “1 YEAR” as the frequency of conducting future advisory votes on executive compensation (Proposal 3); and

4.	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4).

With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via Proxy in advance of the Meeting in case your plans change.

If any nominee for director is unable to serve, or for good cause will not serve, or if an item that is not described in the Meeting Notice properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, your Proxy will vote the shares as recommended by the Board pursuant to the discretionary authority granted in the Proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person, or by proxy, at the Meeting. Proxies received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:

●	vote online or by telephone;

●	properly submit a proxy card by mail (even if you do not provide voting instructions); or

●	attend the Meeting and vote in person.

How many votes are required to approve an item of business?

As described in more detail under “Proposal 1. Election of Directors,” the Company has adopted majority voting procedures for the election of directors in uncontested elections. As this is an uncontested election, each of the nominees for election as directors will be elected by the vote of the majority of the votes cast. A “majority of votes cast” means that the number of votes cast “For” a director’s election exceeds the number of votes cast “Against” that director. There is no cumulative voting for the election of the Company’s directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

The proposal to approve, by advisory vote, our executive compensation will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

The proposal to approve, by advisory vote, the frequency of future advisory votes on executive compensation will be approved under Washington law for the frequency option that receives the most votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

What if my shares are held by a brokerage firm?

If you are a beneficial owner whose shares are held on record by a broker, you should instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least ten (10) days prior to the shareholder annual meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, the other proposals for the election

TrueBlue, Inc. 2017 Proxy Statement     P. 9

General Information

of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of approving executive compensation are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters in the absence of affirmative voting instructions. It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, it is particularly important that the beneficial owners instruct their brokers how they wish to vote their shares.

If your shares are represented at the Meeting but you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting but will not be counted in determining the number of shares voted for or against the non-routine matter.

What if I change my mind after I submit my proxy?

You may revoke your proxy at any time before your shares are voted by:

●	submitting a later dated proxy prior to the Meeting (by mail, online, or telephone to be received before 11:59 p.m. Eastern Daylight Time, on May 10, 2017);

●	delivering a written request to return the executed proxy;

●	voting in person at the Meeting; or

●	providing written notice of revocation to the Secretary of the Company at 1015 A Street, Tacoma, Washington 98402.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Meeting. If final voting results are not available within the four business day time frame, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request the receipt of only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing, and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 1015 A Street, Tacoma, Washington 98402. We will start sending you individual copies of proxy materials and other investor communications within thirty (30) days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Proxy Notice and may access our proxy materials online. On or about March 31, 2017, we mailed to our shareholders a Proxy Notice directing shareholders to the website where they can access our 2017 proxy statement and 2016 Annual Report and view instructions on how to vote online or by phone. If you received the Proxy Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Proxy Notice to request that a paper copy be mailed to you.

We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy materials to certain beneficial owners of common stock. We will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

Broadridge Investor Services will count the votes and will serve as the independent inspector of election.

TrueBlue, Inc. 2017 Proxy Statement     P. 10

General Information

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2018 annual meeting of shareholders?

The Company anticipates that the 2018 annual meeting of shareholders (“2018 Meeting”) will be held no later than June 2018. In order for a shareholder proposal to be presented at the Company’s 2018 Meeting and included in the Company’s proxy statement relating to such meeting, it must be received by the Company at its principal executive offices at 1015 A Street, Tacoma, Washington 98402, not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the date of the 2017 Meeting. Please send the proposal to the attention of the Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless: (i) specifically described in the Company’s proxy statement relating to such meeting; (ii) such proposal has been submitted in writing to the Secretary at our principal executive office not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the 2017 Annual Meeting (proposals must be submitted between January 11, 2018, and February 10, 2018); and (iii) such proposal is, under law, an appropriate subject for shareholder action. All shareholder proposals related to the nomination of a director must comply with the provisions set forth below in the section Nominations by Shareholders. Shareholder proposals not related to the nomination of a director, in addition to the information about the proposing shareholder, must set forth:

●	a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting, and any material interest of such shareholder in such business; and

●	a description of all agreements, arrangements, and understandings, whether direct or indirect, between such shareholder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Additional Information

Where can I find additional information about TrueBlue?

Our reports on Forms 10-K, 10-Q, 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our website at www.TrueBlue.com. The principal executive office of the Company and its mailing address is 1015 A Street, Tacoma, Washington 98402. The telephone number for the Company is (253) 383-9101.

TrueBlue, Inc. 2017 Proxy Statement     P. 11

PROPOSAL 1

Election of Directors

The Nominees

The board of directors has nominated the following persons for election as directors. The board of directors recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company. The summaries do not include all of the experiences, qualifications, attributes or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under the “Nominations for Directors” heading.

Colleen B. Brown

Colleen B. Brown, 58, has served as a Director of the Company since June 2014. Ms. Brown serves on the boards of the privately held Port Blakely and the venture-backed technology company DataSphere, Inc. She is Principal of Marca Global, an internet technology company. Ms. Brown was previously Director, President, and CEO of Fisher Communications, a public multimedia company. Ms. Brown has served as Chairman of the board of American Apparel, as a Director of Career Builder, and as a Director of Classified Ventures. She is currently a Director of a nonprofit, Delta Dental of Washington. She is a member of NACD, WCD, IWF, and C200. Her community activities have included the Washington Roundtable and United Way of King County. Ms. Brown is a Henry Crown Fellow and a member of the Aspen Global Leadership Network at the Aspen Institute.

Ms. Brown brings extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company CEO, as well as a senior officer in two large media companies, is a valuable resource to the Company. As an NACD fellow, Ms. Brown is a champion of best practices in corporate governance.

Steven C. Cooper

Steven C. Cooper, 54, has served as a Director and the Company’s Chief Executive Officer since April 2006. Mr. Cooper served as President between 2005 and 2015 and as Executive Vice President and Chief Financial Officer between 2001 and 2005. Mr. Cooper is currently a Director and member of the audit committee of Boise Cascade Company. Mr. Cooper is also a board member of the Washington Roundtable, a nonprofit public policy organization representing major private sector employers throughout Washington State, and is a member of the American Cancer Society CEOs Against Cancer. He served as the Chair of the United Way of Pierce County’s fundraising committee between 2014 and 2015.

Mr. Cooper has extensive experience in strategic planning, operations, finance, and accounting. Mr. Cooper is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

William C. Goings

William C. Goings, 59, has served as a Director of the Company since April 2016. Mr. Goings was Executive Vice President of TD Bank Group and President of TD Insurance from 2010 to 2012. Mr. Goings also held the positions of Senior Vice President and Chief Operating Officer at TD Insurance between 2009 and 2010. Prior to joining TD Bank Group, Mr. Goings was in a variety of operating roles with Genworth Financial from 2004 to 2009 and GE Capital from 1996 to 2004. Mr. Goings’ early career was spent working for global companies in corporate banking, strategic planning, and business development.

Mr. Goings brings to the Board extensive expertise having served as a senior officer of a large multi-national corporation as well as an executive level, operations focused, strategic planning and problem-solving ability.

TrueBlue, Inc. 2017 Proxy Statement     P. 12

PROPOSAL 1

Election of Directors

Kim Harris Jones

Kim Harris Jones, 57, was appointed to serve as a Director of the Company effective May 11, 2016. Ms. Harris Jones most recently served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until 2014. She previously served as the Senior Vice President and Corporate Controller at Kraft Foods, Inc. from 2009 until 2012. Prior to her time at Kraft, Ms. Harris Jones served in a number of positions, including Senior Vice President and Corporate Controller of Chrysler LLC from 2008 to 2009. Ms. Harris Jones currently serves on the board of the Ethiopian North American Health Professionals Association as well as on the finance committee of the Consortium for Graduate Study in Management.

Ms. Harris Jones has extensive management, financial, and business experience at large complex corporations undergoing significant corporate growth and change.

Stephen M. Robb

Stephen M. Robb, 52, has served as a Director of the Company since April 2016. Mr. Robb has served as Executive Vice President and Chief Financial Officer of The Clorox Company since 2014, where he was previously Senior Vice President and Chief Financial Officer between 2011 and 2014. Prior to being named Chief Financial Officer, Mr. Robb served as Vice President of global finance and held numerous other roles for The Clorox Company since 1989.

Mr. Robb has extensive experience in financial leadership and strategic cost savings efforts at a large multi-national organization.

Jeffrey B. Sakaguchi

Jeffrey B. Sakaguchi, 55, has served as a Director of the Company since December 2010 and as Chair of the Governance Committee and as Lead Independent Director since January 2017. Mr. Sakaguchi serves as a Director of Eccentex, Inc., a privately held early-stage software company, and as a Director of ACT Holdings, Inc., a privately-held debt collection, call center operation, and business process outsourcing company. Mr. Sakaguchi resigned as Chairman of the board of Neah Power Systems, Inc. in February 2017. He is also a former Chairman of the board of directors for the Los Angeles Region of the American Red Cross, a non-profit humanitarian organization, for which he currently serves as Chair of the governance and nominating committee. He is also an appointed member of the National Philanthropic Board.

Mr. Sakaguchi’s experience in a number of leadership roles helps the Company improve performance and build market share. His background and expertise in emerging technology, start-ups, and strategy provides valuable guidance to the Company’s strategy, innovation, and technology efforts. His experience provides a valuable resource to the Company.

Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr., 66, has served as a Director of the Company since January 2000 and as Chairman of the Board since October 2008. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Executive Vice President, Treasurer, and Assistant Secretary until 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick, and in senior management of biotechnology firms in Seattle.

Mr. Sambataro’s long and successful tenure as CEO and CFO for the Company during its formative years combined with his effective leadership and coaching skills, financial and accounting expertise, and unique ability to develop consensus are among the contributions he makes to the Board and the primary reasons why he serves as our Chairman.

TrueBlue, Inc. 2017 Proxy Statement     P. 13

PROPOSAL 1

Election of Directors

Bonnie W. Soodik

Bonnie W. Soodik, 66, has served as a Director of the Company since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she most recently served as Senior Vice President, Office of Internal Governance, and as a member of the Boeing Executive Council. Ms. Soodik also served in various vice president roles within Boeing and McDonnell Douglas Corporation, where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources and has overseen governance, compliance, and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

William W. Steele

William W. Steele, 80, has served as a Director of the Company since August 2001. Mr. Steele retired in December 2016 from his role as Chair of the Governance Committee and the Lead Independent Director of the Company. Mr. Steele served as a Director, and Chairman of the Corporate Citizen Communication Committee of ABM Industries, until March 2016. In the course of his 58-year career with ABM Industries, Mr. Steele was appointed as its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Mr. Steele’s long-term operating, executive, strategic, and continuing board experience with ABM, a multi-unit service company that shares many attributes with our Company, is invaluable to the Board in its decision-making and leadership processes.

Majority Voting

The Company’s directors are elected each year at the Annual Meeting of Shareholders to serve until their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s board of directors currently consists of nine directors.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.280 of the Washington Business Corporation Act; (b) the date on which the board of directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the board of directors; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the board of directors as provided in Article II, Section 2.11 of the Company’s bylaws. The Governance Committee will promptly consider whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the board of directors about filling the position. The board of directors will act on the Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will publicly disclose its decision. Except as provided in the next sentence, a director who fails to receive a majority vote for election will not participate in the Governance Committee’s recommendation or the Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of nominee directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

THE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

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Corporate Governance

Leadership Structure

The board of directors (“Board”) has divided its leadership among three directors:

●	Steven C. Cooper serves as chief executive officer;

●	Joseph P. Sambataro, Jr. serves as chair of the board of directors; and

●	Jeffrey B. Sakaguchi serves as lead independent director.

The Board has appointed different individuals to fulfill the roles of the chair of the board of directors (“Board Chair”) and the Chief Executive Officer (“CEO”) for over ten years. The Board believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership to separate these roles.

The Board Chair shall generally plan the Board meeting calendar and preside at, and with consultation and input from the CEO and all other directors propose the agendas for, meetings of the Board and the shareholders except: (i) for executive sessions of independent directors where the Board has determined that the Board Chair is not independent; and (ii) where the Board Chair has a conflict or elects to delegate such responsibility to another director.

The Board Chair shall meet or confer with the CEO on a regular basis and will be responsible for maintaining effective communications between the Board and the CEO and may participate on an ex officio and non-voting basis in all committees of the Board subject to each committee’s right to exclude such participation during executive sessions and for other good governance purposes.

In the event the Board Chair role were to be expanded by the Board to “Board Executive Chair” for a certain period of time, the director serving in this role, in addition to the above responsibilities, would also participate in: strategy development; leadership assessment; investor relations planning and meetings with shareholders when needed; and key vendor/service provider relationship meetings. The Board Executive Chair role is advisory in nature, with no oversight of daily operations, the primary purpose of which is to facilitate the transition to a new CEO and provide continuity to the organization.

The lead independent director shall preside at meetings of the Board and the shareholders in the absence of the Board Chair and specifically during all Board executive sessions of the independent directors except where the lead independent director has a conflict or elects to delegate such responsibility to another independent director.

The lead independent director shall be responsible for:

(a)	maintaining effective communications and otherwise serving as a liaison between the independent directors, the Board Chair, and the CEO including the right to direct the distribution of information to the independent directors and to call special meetings of committees and, if not a member of the committee, participate on an ex officio and non-voting basis in any committee meetings;

(b)	engaging (or overseeing the Board’s process for engaging) with institutional or other major shareholders or stakeholders on behalf of the independent directors to the extent the Board wishes to so engage;

(c)	reviewing and approving agendas for and the scheduling of Board and shareholder meetings, including ensuring that independent directors have proper input into Board meetings; and

(d)	generally representing the Board during emergency situations and whenever such representation in the lead independent director’s reasonable judgment requires or will benefit from participation by the lead independent director.

The Chair of the Corporate Governance and Nominating Committee (the “Governance Committee”) shall preside at meetings of the Board and the shareholders in the absence of the Board Chair and the lead independent director.

The Chair of the Governance Committee shall be responsible for:

(a)	leading the Governance Committee in discharging such responsibilities as may be established in its Charter including without limitation (i) the annual evaluation processes for the CEO, the Board, and Board Committees, (ii) the identification, review and proposal of nominees (including the nomination of existing directors) to the Board, (iii) proposing changes in the composition of the committees, and (iv) the CEO succession planning process;

(b)	identifying, communicating, and reviewing existing and new governance requirements, proposals and trends; and

(c)	undertaking such other matters as may be delegated to the Chair of the Governance Committee by the Board Chair or lead independent director.

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Corporate Governance

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”), which include all elements of independence set forth in the NYSE listing standards and related SEC Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent directors meet in executive session without management or any non-independent directors present.

Based on these standards, at its meeting held on March 15, 2017, the Governance Committee and the Board determined that each of the following non-employee directors is independent and has no material relationship with the Company, except as a director and shareholder of the Company:

●	Colleen B. Brown

●	William C. Goings

●	Kim Harris Jones

●	Stephen M. Robb

●	Jeffrey B. Sakaguchi

●	Joseph P. Sambataro, Jr.

●	Bonnie W. Soodik

●	William W. Steele

Based on the NYSE Rules, the Board determined that Steven C. Cooper is not independent because he is the CEO of the Company.

Risk Assessment

The Company has an enterprise risk management (“ERM”) program. Risk responsibilities are integrated within the current management structure. Specific risks are assigned to business area experts, and the most significant risks are regularly discussed with the Board as part of its active oversight of risks that could affect the Company. The Board is assisted in this regard by the Audit Committee, which has responsibility for periodically reviewing the guidelines, policies, and procedures by which the Company assesses and manages its exposure to risk and reviews the risk exposures and the steps management uses to identify, monitor, assess, and respond to such exposures. Both the Audit Committee and the Board discuss specific risks with management throughout the year, as appropriate. The Board believes the administration of this risk oversight function does not negatively affect the Board’s leadership structure.

Corporate Governance Guidelines

The Corporate Governance Guidelines are available at investor. trueblue.com/corporate-governance/governance-documents. Shareholders may request a free printed copy by contacting TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics (“Code of Conduct”) is applicable to all directors and employees of the Company. Our Code of Conduct is available at www.trueblue.com/Who-is-TrueBlue by selecting “TrueBlue Code of Business Conduct and Ethics.” Shareholders may also request a free printed copy from: TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402.

The Company intends to disclose any amendments to the Code of Conduct (other than technical, administrative, or non-substantive amendments), and any waivers of a provision of the Code of Conduct for directors or executive officers, on the Company’s website at www.trueblue.com. Information on the Company’s website, however, does not form a part of this proxy statement.

Related Person Transactions

The Board has adopted a Related Person Transaction Policy, which sets forth the policies and procedures for the review and approval or ratification of “Related Person Transaction(s).” A Related Person Transaction is defined to include transactions, arrangements, or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person has or will have a direct or indirect material interest. “Related Person” is defined to include directors, executive of-ficers, director nominees, beneficial owners of more than 5% of the Company’s common stock, and members of their immediate families. A Related Person Transaction must be reported to the Company’s General Counsel and reviewed and approved by the Governance Committee. Under certain circumstances, a transaction may be approved by the Chair of the Governance

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Corporate Governance

Committee subject to ratification by the full Governance Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee, as appropriate, shall review and consider:

●	the Related Person’s interest in the Related Person Transaction;

●	the approximate dollar value of the Related Person Transaction;

●	the approximate dollar value of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;

●	whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;

●	whether the Related Person Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and

●	any other information regarding the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

After reviewing all facts and circumstances, the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

There were no Related Person Transactions in 2016.

Nominations for Directors

Qualifications of Nominees

The Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration, and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. Service on other boards and other commitments by directors will be considered by the Governance Committee and the Board when reviewing director candidates and in connection with the Board’s annual self-assessment process for current members of the Board.

Change in Director’s Principal Business Association

Each time a director’s principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee’s occupation or association changing, to the Board Chair and the lead independent director, if one has been elected). The Governance Committee shall review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Nominee Identification and Evaluation

The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers potential candidates for director which may come to the Governance Committee’s attention through current Board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

The Governance Committee will consider candidates recommended by shareholders. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized in this section to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder

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Corporate Governance

like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview the prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Nominations by Shareholders

The Governance Committee will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Governance Committee. In accordance with the Company’s bylaws, shareholders wishing to nominate a candidate must deliver the name and address of the shareholder as they appear on the Company’s books (or if the shareholder holds for the benefit of another, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2017 annual meeting (nominations for the 2018 annual meeting must be submitted between January 11, 2018, and February 10, 2018). In addition, the submitting shareholder must provide the following information about said shareholder:

●	the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;

●	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is, directly or indirectly, owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

●	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;

●	any short interest in any security of the Company;

●	any rights to dividends on the shares of the Company owned

beneficially by the shareholder that are separated or separable from the underlying shares of the Company;

●	any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

●	any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and

●	the information called for above for any members of the shareholder’s immediate family sharing the same household.

For each person who the shareholder proposes to nominate for election or re-election to the Board, the shareholder must also provide:

●	all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

●	a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years; and

●	any other material relationships, between or among the shareholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive offi-cer of such registrant.

To be eligible as a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods

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Corporate Governance

prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and quali-fication of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

●	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership, and trading policies and guidelines of the Company, and

●	is not and will not become a party to:

●	any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company;

●	any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; or

●	any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in the Company’s bylaws.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all Board, committee, and shareholders’ meetings. The Board met eight times during 2016. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended January 1, 2017. All directors attended the 2016 Annual Meeting of Shareholders on May 11, 2016.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, the Governance Committee, and the Innovation and Technology Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at investor.trueblue.com/ corporate-governance/governance-documents. The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership during 2017 for each of the standing Board committees.

Membership of Board Committees

2017 Committee Membership

Audit	Compensation	Governance	Innovation and Technology
Stephen M. Robb, Chair	Bonnie W. Soodik, Chair	Jeffrey B. Sakaguchi, Chair	Colleen B. Brown, Chair
William C. Goings	Colleen B. Brown	Colleen B. Brown	Kim Harris Jones
Kim Harris Jones	Jeffrey B. Sakaguchi	William C. Goings	Joseph P. Sambataro
William W. Steele		Kim Harris Jones	Bonnie W. Soodik
Stephen M. Robb
Bonnie W. Soodik
William W. Steele

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Corporate Governance

Audit Committee

The Audit Committee met eleven times in fiscal 2016. The Audit Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the NYSE rules. The Board affirmatively determined that Messrs. Robb, Goings, and Steele and Ms. Harris Jones are “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K. The Board has adopted a charter for the Audit Committee, which is available at investor.trueblue.com/corporate-governance/governance-documents. The charter is also available in print to any shareholder who requests it.

Compensation Committee

The Compensation Committee met four times in fiscal 2016. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents. The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee, and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in fiscal 2016. The Governance Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at investor.trueblue.com/ corporate-governance/governance-documents. The charter is also available in print to any shareholder who requests it.

Innovation and Technology Committee

The Innovation and Technology Committee (“I&T Committee”) met four times in fiscal 2016. The Board has adopted a charter for the I&T Committee, which is available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents. The charter is also available in print to any shareholder who requests it. The I&T Committee’s primary functions are to oversee the Company’s information technology strategy and programs, and to consider emerging innovation and business trends and their alignment with the Company’s business strategies and objectives.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with our Board or any specific directors, including non-employee directors, may write to: Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, 1015 A Street, Tacoma, Washington 98402. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director(s). If the Company develops any other procedures, they will be posted on the Company’s website at www.trueblue. com. Procedures addressing the reporting of other concerns by shareholders, employees, or other third parties are set forth in our Code of Conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s of-ficers, directors, and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2016 all applicable Section 16(a) filing requirements were met, and that all such filings were timely except for the three late Form 4s that were filed on July 29, 2016 for: a) Wayne Larkin to report the withholding of shares incident to the vesting of stock awards that occurred on June 2, 2016; b) Taryn Owen to report the withholding of shares incident to the vesting of stock awards that occurred on July 1, 2016; and c) Patrick Beharelle to report the withholding of shares incident to the vesting of stock awards that occurred on June 1, 2016 and another withholding of shares incident to a vesting that occurred on July 1, 2016.

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Compensation of Directors

Annual Retainers

The Board Chair and the lead independent director each received an annual cash retainer of $75,000. All other non-employee directors received an annual cash retainer of $50,000. The Audit Committee Chair received an additional annual retainer payment of $15,000. All other committee chairs received an additional annual retainer payment of $10,000.

Meeting Fees

Each non-employee director received meeting fees for attendance during each regular or special Board or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750/$1,500*
Audit Committee Chair	$1,500	$750
Audit Committee Member	$1,250	$750
Compensation Committee Chair or Member	$1,250	$750
Governance Committee Chair or Member	$1,250	$750
I&T Committee Chair or Member	$1,250	$750

*Directors are paid $750 for telephonic Board of Director meetings lasting less than two hours. Directors are paid $1,500 for telephonic Board of Director meetings lasting two hours or longer.

Equity Grants

Each non-employee director received an annual grant of unrestricted common stock worth $100,000. The Board Chair and the lead independent director each received an additional $48,000 grant. The Audit Committee Chair received an additional $35,000 grant while all other committee chairs received an additional $25,000 grant. In 2016, the Company determined the number of shares of each such annual grant of common stock based on the average closing price of our stock during the 60 trading days prior to the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results, which was $25.67 per share. Mr. Goings and Mr. Robb joined the Board and received their grant on April 1, 2016, which was calculated using a price of $23.15 per share. Ms. Harris Jones joined the Board on May 11, 2016 and received her grant on June 1, 2016, which was calculated using a price of $22.45 per share. Non-employee directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed on or prior to the second quarterly meeting, 50% if appointed on or prior to the third quarterly meeting, and 25% if appointed on or prior to the last quarterly meeting of the year. The target equity awards received by each non-employee director in 2016 are set forth in the table below.

Name	Target Equity Award Value
Colleen B. Brown	$100,000
William C. Goings	$ 75,000
Kim Harris Jones	$ 75,000
Thomas E. McChesney	$100,000
Gates McKibbin	$100,000
Stephen M. Robb	$101,250
Jeffrey B. Sakaguchi	$125,000
Joseph P. Sambataro, Jr.	$148,000
Bonnie W. Soodik	$125,000
William W. Steele	$173,000
Craig E. Tall	$135,000

Equity Retainer and Deferred Compensation Plan for Non-Employee Directors

Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. Directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board.

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Compensation of Directors

Non-Employee Director Compensation

The following table discloses the cash, equity awards, and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name	Fees Earned and Paid in Cash	Stock Award Grant Date Fair Value(1)	Option Awards(2)(3)	Total
Colleen B. Brown	$ 74,750	$ 81,426	—	$156,176
William C. Goings(4)	$ 60,750	$ 42,703	$136,334	$239,787
Kim Harris Jones(5)	$ 60,000	$ 67,889	—	$127,889
Thomas E. McChesney(6)	$ 31,750	$ 81,426	—	$113,176
Gates McKibbin(7)	$ 31,750	$ 81,447	—	$113,197
Stephen M. Robb(8)	$ 71,500	$115,299	—	$186,799
Jeffrey B. Sakaguchi	$ 84,750	$101,783	—	$186,533
Joseph P. Sambataro, Jr.	$102,000	$120,509	—	$222,509
Bonnie W. Soodik(9)	$ 84,000	$101,783	—	$185,783
William W. Steele	$110,500	$140,866	—	$251,366
Craig E. Tall(10)	$ 34,000	$ 76,954	$149,540	$260,494

(1) This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2016 in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Accounting for Stock Compensation (Topic 718). The amounts are calculated using the closing price of our stock on the grant date, which was $20.90 for all directors except Messrs. Goings and Robb, whose grant date stock price was $26.36, and Ms. Harris Jones, whose grant date stock price was $20.32. For additional information, refer to Note 11 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2016 Form 10-K (listed under Stock-Based Compensation).

(2) This column represents the grant date fair value of stock options granted to non-employee directors in 2016 in accordance with FASB ASC Topic 718. The Black-Scholes value of the options granted on February 5, 2016 was $5.66 and for the options granted on April 1, 2016 was $7.25. For additional information, refer to Note 11 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2016 Form 10-K (listed under Stock-Based Compensation).

(3) As of January 1, 2017, the aggregate number of option awards outstanding for each non-employee director were: Ms. Brown - 0; Mr. Goings - 5,172; Ms. Harris Jones - 0; Mr. McChesney - 0; Ms. McKibbin - 0; Mr. Robb - 0; Mr. Sakaguchi - 0; Mr. Sambataro - 11,859; Ms. Soodik - 0; Mr. Steele - 0; and Mr. Tall - 22,759.

(4) Mr. Goings joined the Board effective April 1, 2016 and received a prorated cash retainer and equity grant. The Stock Awards and Options Awards amounts reflect the value of stock and option awards Mr. Goings elected under the Deferred Compensation Plan for Non-Employee Directors. Under this plan, Mr. Goings elected to receive 50% of his equity award value in 1,620 shares of vested Company stock or $37,500 and 50% of his equity award value, or $37,500, in the form of 5,172 stock options with an exercise price of $26.36.

(5) Ms. Harris Jones joined the Board effective May 11, 2016 and received a prorated cash retainer and equity grant.

(6) Mr. McChesney resigned from the Board effective March 31, 2016. Under the Deferred Compensation Plan for Non-Employee Directors, Mr. McChesney elected to defer 100% of his equity retainer in the form of 3,896 shares of Company stock. Mr. McChesney elected to receive these shares within ninety days after the second anniversary of his separation from the Board.

(7) Ms. McKibbin resigned from the Board effective March 31, 2016. Under the Deferred Compensation Plan for Non-Employee Directors, Ms. McKibbin elected to receive 40% of her equity retainer in 1,558 shares of vested Company stock and to defer 60% of her equity retainer in the form of 2,339 shares of Company stock. Ms. McKibbin elected to receive these shares in 25% increments starting ninety days after the first year anniversary of her separation from the Board, and in three annual installments thereafter.

(8) Mr. Robb joined the Board effective April 1, 2016 and received a prorated cash retainer and equity grant. Under the Deferred Compensation Plan for Non-Employee Directors, Mr. Robb elected to defer 100% of his equity retainer in the form of 4,374 shares of Company stock. Mr. Robb elected to receive these shares within ninety days after the first anniversary of his separation from the Board.

(9) Under the Deferred Compensation Plan for Non-Employee Directors, Ms. Soodik elected to receive 50% of her equity retainer in 2,435 shares of vested Company stock and to defer 50% of her equity retainer in the form of 2,435 shares of Company stock. Delivery of these shares to Ms. Soodik will be made in full ninety days after her separation from the Board.

(10) Mr. Tall resigned from the Board effective March 9, 2016. The Stock Awards and Options Awards amounts reflect the value of stock and option awards Mr. Tall elected under the Deferred Compensation Plan for Non-Employee Directors. Under this plan, Mr. Tall elected to receive 70% of his equity award value in 3,682 shares of vested Company stock and 30% of his equity award value, or $40,500, in the form of 7,155 stock options with an exercise price of $20.90.

TrueBlue, Inc. 2017 Proxy Statement     P. 22

Compensation of Directors

Director Stock Ownership Guidelines

Each director is expected to hold shares of the Company’s common stock having a value of not less than five times the director’s base annual cash retainer. For the purpose of determining compliance, the Company will determine the number of shares required on an annual basis with the value of the shares to be determined on a trailing twelve month average daily stock price. New directors are allowed five years in which to reach the ownership guidelines.

TrueBlue, Inc. 2017 Proxy Statement     P. 23

Compensation Committee Report

Compensation Committee Membership and Processes

Compensation for our executives is determined by the Compensation Committee. As discussed under the “Corporate Governance” section, each of the members of the committee satisfies all of the independence requirements of the NYSE. Each member also meets applicable requirements under the regulations issued by the SEC for “non-employee directors” and the Internal Revenue Service for “outside directors.”

The Compensation Committee’s mission, as stated in its charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

The Compensation Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2016, the Compensation Committee met four times. The agenda for each meeting is set by the Chair. The Compensation Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our chief executive officer and other named executive officers (“NEOs”) also attend portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Compensation Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Compensation Committee meetings.

Prior to each regular meeting, the Compensation Committee receives and reviews meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards, and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Compensation Committee for each meeting at which the Compensation Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and performance share units) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year, including current holdings, restricted stock vesting and any other purchases or sales of our stock; (iii) a description of the amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason; and (iv) whether an executive has met equity holding requirements. The regular availability of tally sheets provides the Compensation Committee with up-to-date and relevant information and has enabled the Compensation Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets but the availability of the information has proven to be a valuable and convenient reference.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors. During 2016, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board agreed, that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Bonnie W. Soodik, Chair
Colleen B. Brown
Jeffrey B. Sakaguchi

TrueBlue, Inc. 2017 Proxy Statement     P. 24

PROPOSAL 2

Advisory (Non-Binding) Vote Approving Executive Compensation

Our Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory (non-binding) resolution at the Annual Meeting of Shareholders:

RESOLVED, THAT THE SHAREHOLDERS OF TRUEBLUE, INC. (THE “COMPANY”) APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLES AND THE RELATED COMPENSATION TABLES, NOTES AND NARRATIVE IN THE PROXY STATEMENT FOR THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS.

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, the non-binding advisory votes described in this Proposal 2 will not be construed as: (1) overruling any decision by the Company, the Board, or the Compensation Committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the Board, or any committee of the Board, or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

TrueBlue, Inc. 2017 Proxy Statement     P. 25

PROPOSAL 3

Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking an advisory (non-binding) vote from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory vote on our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two, or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of every one year, or an annual vote.

Our Board believes that advisory vote approval of executive compensation should be conducted every year so that our shareholders may provide us with their direct input on our executive compensation philosophy, policies, and practices, as described in our proxy statement each year. Our Board determination was based on the premise that named executive officer compensation is evaluated, adjusted, and approved on an annual basis by our Compensation Committee and that some of the metrics that are used in determining performance-based awards are annual metrics. Our Compensation Committee, which administers our executive compensation programs, values the opinions expressed by our shareholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

We therefore request that our shareholders select “1 Year” when voting on the frequency of future advisory votes on executive compensation. Shareholders may vote for one year, two years, or three years or abstain as their preference for the frequency of advisory votes on executive compensation. However, because this is an advisory vote, this proposal is non-binding upon the Company and the Compensation Committee, and the Board may decide that it is in the best interest of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board will review the results of the vote and take the results into account in making a determination concerning the frequency of advisory votes on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS SELECT “1 YEAR” AS THE SHAREHOLDERS’ ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

TrueBlue, Inc. 2017 Proxy Statement     P. 26

Executive Officers

The names, ages, and positions of the current executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

A. Patrick Beharelle, 47, has served as President and Chief Operating Officer of the Company since May 2015. Previously, Mr. Beharelle served as Executive Vice President and Chief Operating Officer of the workforce management group, which included PeopleScout, Staff Management | SMX, Centerline, PlaneTechs, and the Australian-based RPO provider, PeopleScout Pty since June 2014. Mr. Beharelle served as the CEO of Seaton Corp prior to its acquisition by TrueBlue in June 2014. Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture. Mr. Beharelle currently serves on the board of the non-profit Skills For Chicagoland’s Future and the board of the Chicagoland Chamber of Commerce.

Steven C. Cooper, 54, has served as a Director and the Company’s Chief Executive Officer since 2006. Mr. Cooper served as President between 2005 and 2015 and as Executive Vice President and Chief Financial Officer between 2001 and 2005. Mr. Cooper is currently a Director and member of the audit committee of Boise Cascade Company. Mr. Cooper is also a board member of the Washington Roundtable, a nonprofit public policy organization representing major private sector employers throughout Washington State and as a member of the American Cancer Society CEOs Against Cancer. He previously served as the Chair of the United Way of Pierce County’s fundraising committee between 2014 and 2015.

James E. Defebaugh, 62, has served as Executive Vice President, General Counsel, and Secretary of the Company since 2006, after serving as Vice President, General Counsel and Secretary of the Company upon joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001). Mr. Defebaugh also served as Vice President and Chief Compliance Officer of Sears Holdings Corporation in 2005. Mr. Defebaugh also currently serves on the Board of Trustees for the Museum of Glass and on the Board of Trustees for Annie Wright Schools, both located in Tacoma, Washington.

Derrek L. Gafford, 46, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002. Mr. Gafford is a board member of Heritage Distilling Co. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Market, a grocery retailer, and held various management positions with Deloitte & Touche LLP, and Albertsons, Inc.

Wayne W. Larkin, 51, has served as President of our branch-based staffing solutions group, now consolidated under the name PeopleReady, Inc., since June 2014 and as Executive Vice President of that group since 2012. Prior to that he was President of Labor Ready starting in May 2008, Executive Vice President for Labor Ready since 2007, Senior Vice President of Operations for Labor Ready in 2006, and Regional Vice President of Operations for Labor Ready since 2005. Mr. Larkin originally joined the Company in 1996 and was promoted in 1998 to Labor Ready Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car. Currently, Mr. Larkin is the Chair of the American Cancer Society South Puget Sound Advisory Board.

Jonathan D. Means, 56, has served as Executive Vice President of the Company and as President of the Company’s workforce management group, which includes Staff Management | SMX, Centerline, and PlaneTechs, since November 2015. Prior to joining the Company, Mr. Means was Vice President and General Manager of North American Operations and Process Management at Manpower Group between 2013 and 2015. Between 2012 and 2013, he was a Senior Consultant with OneSource Consulting. Prior to that, Mr. Means held several management positions with Kelly Services over a period of more than 16 years.

Taryn R. Owen, 38, has served as Executive Vice President of the Company since June 2014, and as President of PeopleScout, TrueBlue’s recruitment process outsourcing (“RPO”) group, since August 2013. Prior to that, she was Senior Vice President of Global Operations for PeopleScout since December 2011 and had joined PeopleScout in 2010 as Vice President of Client Delivery. Prior to joining PeopleScout, Ms. Owen was an Operations Director at Randstad SourceRight Solutions where she led global RPO engagements. Ms. Owen has more than 18 years of talent acquisition experience. Ms. Owen currently serves as a member of the Board of Advisors of HRO Today. She is also a volunteer and avid supporter of Special Olympics.

TrueBlue, Inc. 2017 Proxy Statement     P. 27

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section provides a detailed description of our compensation philosophy, programs, practices, and policies used in making compensation decisions with respect to our 2016 Named Executive Officers (“NEOs”). In 2016 our NEOs were:

Executive	Role in 2016
Steven C. Cooper	Chief Executive Officer
Derrek L. Gafford	Executive Vice President and Chief Financial Officer
A. Patrick Beharelle	President and Chief Operating Officer
James E. Defebaugh	Executive Vice President, General Counsel, and Secretary
Wayne W. Larkin	Executive Vice President, President PeopleReady

Executive Summary

Our 2016 executive compensation reflected a challenging year, with slowing growth in the staffing industry and the loss of our largest customer. As expected, our executive compensation was impacted by performance targets for short-term incentives that were tied to 2016’s adjusted EBITDA growth. (Adjusted EBITDA is a key financial metric used in our incentive compensation programs for our NEOs and is discussed in more detail below.) Adjusted EBITDA growth in 2016 was below threshold performance levels set by our Compensation Committee, and as a result, our executives did not receive a short-term incentive for Company performance. Even in the face of these challenges, our management team delivered positive results in 2016: revenue grew by 2% to $2.75B, adjusted EBITDA was maintained at $147M, and the Company reduced its debt by 44%.

Pay for Performance Alignment

The Compensation Committee designed our executive compensation program to appropriately align the interests of the Company’s management team with shareholders. We expect executive compensation to reflect Company and individual performance. Key pay-for-performance features of our 2016 compensation program included:

●	Performance-based equity. In 2016, our equity award mix continued to emphasize performance-based equity, which was tied to long-term Company profitability and revenue growth.

●	CEO’s performance-based compensation. Mr. Cooper’s short-term incentive and performance share unit target awards were 50% of his total compensation.

●	Incentive compensation linked to strategic business plans. The Company’s long-term business plan emphasizes the continuous growth of revenue and EBITDA creation. The financial measures under the 2016 incentive award programs were linked directly to the annual and long-term strategic business plans reviewed and approved by the Compensation Committee and the Board.

●	Actual incentive awards reflect short- and long-term performance. The Company’s 2016 adjusted EBITDA performance did not reach the threshold short-term incentive plan adjusted EBITDA targets for 2016, resulting in no earned short-term incentive payments for 2016 Company performance. Company adjusted EBITDA performance for the 2014-2016 performance period was greater than target, resulting in a payout of the 2014 performance share unit grant at 122% of the target.

TrueBlue, Inc. 2017 Proxy Statement     P. 28

Compensation Discussion and Analysis

Executive Compensation Process and Philosophy

The Compensation Committee Oversees NEO Compensation

The Compensation Committee oversees, regularly reviews, and approves compensation programs for our CEO and other NEOs. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation plans applicable to the NEOs and, together with the Governance Committee, evaluates the performance of the CEO in light of the corporate goals and objectives established for the CEO.

In determining executive compensation plans and setting incentive targets, the Compensation Committee considers its compensation objectives, compensation practices of our peers, the roles and responsibilities of each NEO, and internal pay equity. The Compensation Committee seeks to align compensation with our current and long-term business strategy and goals. There is no formal weighting of any of these factors; the Compensation Committee uses its informed judgment in determining pay targets and amounts. The Compensation Committee reviews and discusses all annual pay elements each year. It evaluates other programs as needed based on changes in compensation objectives, alignment with overall Company direction and business strategy, competitive trends, accounting rules, and changes in tax and other laws and regulations. Based on a review of these factors and the Compensation Committee’s determinations, the Board approved our executive compensation programs.

Compensation Program Summary

Our compensation program is made up of several components which have a specific purpose and contribute to a well-balanced, competitive program.

Component	Form	Characteristic	Purpose
Base Salary	Cash	Paid Annually	An annually fixed level of pay that reflects the role, scope, and complexity of each NEO’s position relative to the market and to other NEOs
Short-Term Incentive	Performance Cash Award	Completely at Risk	Individual performance-based compensation payable only upon achievement of specific individual leadership objectives
Short-Term Incentive	Performance Cash Award	Completely at Risk	Company performance-based compensation payable only upon achievement of Company-wide or business unit-specific performance measures
Long-Term Incentive	Restricted Shares	Time vested over 3 or 4 years	Retention-based compensation
Long-Term Incentive	Performance Share Units	Completely at risk	Performance-based compensation that delivers shares of our stock only if the Company meets certain performance measures over a multi-year period
Other	Health, welfare, and retirement programs	Generally available	NEOs participate in the same benefit programs that are offered to other highly compensated employees

TrueBlue, Inc. 2017 Proxy Statement     P. 29

Compensation Discussion and Analysis

The 2016 NEO total compensation program incorporated the elements described in the previous table in a manner that emphasized pay for performance in both short- and long-term incentive elements. As seen in the charts below, a significant portion of each NEO’s compensation is at risk and dependent on the achievement of challenging annual and long-term performance targets. These charts reflect the percentages of our 2016 CEO and other NEO compensation (NEO average shown) that represent base salary (Base Salary), short-term incentive target (STI Target), performance share unit target (PSU Target), and restricted share awards (RSA).

Compensation Program Objectives

The Compensation Committee designs our executive compensation programs with the goal of achieving the following objectives:

●	Attracting and retaining the key executive talent needed to achieve our long-term business strategies;

●	Providing a significant portion of each NEO’s annual compensation based on both Company and individual performance;

●	Establishing performance targets for incentive compensation that align with both our short- and long-term business strategies;

●	Reflecting the role, scope, and complexity of each NEO’s position relative to other NEOs;

●	Balancing the need to be competitive with our industry peers with our commitment to control costs;

●	Motivating NEOs to create long-term shareholder value; and

●	Targeting total compensation near the median of our peers.

2016 Target Compensation Mix

TrueBlue, Inc. 2017 Proxy Statement     P. 30

Compensation Discussion and Analysis

Strong Governance and Best Pay Practices

Our executive compensation philosophy is reflected in the programs and practices we embrace and how they align with shareholders’ long-term interests. Below is a summary of these programs and practices.

What We Do	What We Do Not Do
Pay for performance by delivering a significant portion of	No excessive or guaranteed pay targets. All potential
compensation through performance and equity-based plan	payouts are capped and tied to measurable targets
Request annual shareholder advisory say-on-pay votes	No re-pricing of options or equity grants
Target total compensation near the median of relevant peers	No pension benefits
Maintain meaningful stock ownership guidelines for all NEOs	No gross-up excise taxes or benefits
Engage an independent compensation consultant	No hedging or short sales of Company stock
Retain double trigger change-in-control agreements	No reward for excessive risk-taking
Conduct an annual risk analysis of compensation programs	No excessive executive perquisites
Maintain a clawback policy	No cash buyouts of underwater options
Require minimum vesting period for options and restricted shares

Shareholder Feedback

The Company provides shareholders an annual “say-on-pay” advisory vote on its executive compensation program. At our 2016 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our NEOs, with 89.3% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee considered the results of the 2016 advisory vote in evaluating the Company’s executive compensation programs, but given the strong level of support expressed by our shareholders, took no specific actions based on that vote.

Effective Risk Management

As part of its oversight of our compensation programs, the Compensation Committee regularly reviews our various compensation plans. The Compensation Committee concluded the plans do not create risks reasonably likely to have a material adverse effect on the Company, and the plans encourage appropriate, but not excessive, levels of risk-taking.

The short-term incentive plan focuses on multiple goals such as EBITDA growth, resource management, leadership development, change management, and Company profitability, and provided relatively moderate awards for achieving these goals. A signifi-cant portion of the NEOs’ compensation was received under the

Long-Term Executive Equity Plan which included vesting and performance requirements and provided meaningful alignment with shareholder interests.

The Compensation Committee believes the following features of our 2016 compensation program served to mitigate excessive or unnecessary risk-taking:

●	Short- and long-term incentives included financial and non-financial metrics or objectives that required substantial performance on a broad range of significant initiatives and/or sustained financial performance and growth;

●	Annual cash bonuses that are capped with a maximum limit on the amount that could be earned;

●	A substantial portion of the total compensation for NEOs was delivered via equity awards that included a mix of restricted stock that vests over three years and performance share units that vest based on meeting certain performance targets over a multi-year period and, therefore, encourage retention and sustained performance over time;

●	Stock ownership guidelines and insider trading and anti-hedging policies for NEOs and directors;

●	Minimum vesting periods for restricted shares; and

●	A clawback policy.

TrueBlue, Inc. 2017 Proxy Statement     P. 31

Compensation Discussion and Analysis

Independent Compensation Consultant

In 2016, the Compensation Committee reaffirmed its consulting relationship with Mercer (US), Inc. (“Mercer”). At the time, and on an annual basis, the Committee evaluates the independence of Mercer to ensure that no conflicts of interest of any kind exist between Mercer and the Company, including personal or business relationships between Mercer and the Company, Company directors, Company executive officers, Company stock ownership by Mercer, or engagement of Mercer by the Company for other material services. However, the Company’s vice president of human resources may engage Mercer, on occasion, to provide compensation market expertise for non-NEO positions. Mercer attends key meetings of the Compensation Committee and is available to the Compensation Committee as necessary.

Information provided by Mercer is considered by the Compensation Committee but does not directly determine any of the Company’s actual compensation arrangements. The Committee applies its informed judgment when establishing the compensation elements, targets, and final awards.

Peer and External Market Data

Our executive compensation program is customarily reviewed every two years. For this review, the Compensation Committee retains its own external independent compensation consultant to provide an in-depth external review of our executive compensation programs based on peer group benchmarking.

The 2016 executive compensation program was generally established by the Compensation Committee at its September 2015 meeting. At that meeting, the Committee received a report from Mercer of external peer group pay practices relating to base salaries, actual and target short-term incentives, long-term incentives, and total compensation. The summary was based on information compiled from both peer group proxy data and published salary surveys compiled by Mercer. The data from this peer group was combined with national published surveys compiled by Mercer (Mercer: US Global Premium Executive Remuneration Suite) and Towers Watson (Survey Report on Top Management Compensation). The companies in the peer group were selected because they were engaged in staffing, outsourced human resources services, or operate in industries with multi-unit branches on a national basis.

The selected peer group for the 2016-2017 Executive Compensation Program
Kelly Services, Inc.	CDI Corp.	Unifirst Corporation
Team Health Holdings, Inc.	G&K Services, Inc.	Kforce Inc.
TriNet Group, Inc.	Robert Half International, Inc.	H&E Equipment Services, Inc.
Volt Information Sciences, Inc.	Insperity, Inc.	AMN Healthcare Services, Inc.
Healthcare Services Group, Inc.	On Assignment, Inc.

TrueBlue’s size in 2015 relative to this peer group is shown below.

Revenue Peer Group

Market Capitalization Peer Group

TrueBlue, Inc. 2017 Proxy Statement     P. 32

Compensation Discussion and Analysis

The 2015 Mercer compensation review found the following with respect to the Company’s executive compensation:

●	Base salary was generally near the market 25th percentile, with variation by position;

●	Short-term cash incentive targets were slightly below the 25th percentile with variability by position;

●	Target long-term equity incentive grant value was positioned between the market 25th percentile and the market median with variability by position;

●	Total compensation was between the market 25th percentile and market median.

Mercer noted that the relative position of NEO compensation had been impacted by the increased size of the Company since the 2013 review. The Company strives for total compensation to approximate the 50th percentile of the market, and recognized that compensation, on average or by particular element, was below this level for all NEOs. In response, in 2015, the Compensation Committee increased compensation targets to more closely approximate a target pay position that was in line with the market median and the relative value of each role within the organization.

TrueBlue, Inc. 2017 Proxy Statement     P. 33

Compensation Discussion and Analysis

2016 NEO Compensation

Base Salaries

As the first year of the two-year compensation program cycle, the following changes were made to the base salaries of our executives at the beginning of 2016. These increases were based on their compensation in comparison to their peers, the growing size of the company, and the increasing complexity of their role.

NEO	2015 Base Salary	2016 Base Salary	Percentage Increase
Steven C. Cooper	$650,000	$750,000	15.4%
Derrek L. Gafford	$400,000	$450,000	12.5%
A. Patrick Beharelle	$500,000	$525,000	5%
James E. Defebaugh	$360,000	$380,000	5.6%
Wayne W. Larkin	$425,000	$425,000	0%

Use of Adjusted EBITDA for Incentive Plans

The Compensation Committee set targets for Company and business unit performance under the 2016 incentive plans based on the year-over-year growth in adjusted EBITDA (net income, excluding interest, taxes, depreciation and amortization), a non-GAAP financial measure. For purposes of the 2016 short-term incentive program and the pay-out of the 2014 performance share unit awards, consistent with the adjusted EBITDA measure used in our investor presentations, the Compensation Committee also excluded from EBITDA costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, and Work Opportunity Tax Credit third-party processing fees (“Adjusted EBITDA”). The Compensation Committee decided that excluding those non-recurring items in assessing management performance more closely aligned management incentives with shareholder interests.

The Company used Adjusted EBITDA as an incentive plan metric in both its short- and long-term incentive arrangements because Adjusted EBITDA is a key metric reviewed by our investors in measuring our performance. We also use three-year cumulative annual EBITDA growth as a key measure in our performance share unit awards to ensure that our management team focuses not only on current year EBITDA growth, but sustainable growth going forward. This design encourages appropriate risk-taking by management, with incentives to encourage short-term results, but not at the expense of long-term, sustainable results.

TrueBlue, Inc. 2017 Proxy Statement     P. 34

Compensation Discussion and Analysis

Short-Term Incentive Plan

The 2016 short-term incentive bonus for Messrs. Cooper, Gafford, Beharelle, and Defebaugh measured and rewarded performance against two components: 1) individual performance; and 2) Company performance. Mr. Larkin’s short-term incentive bonus included a third component: business unit performance, for the operational areas directly under his control. The following table shows the short-term incentive bonus performance components (Individual, Company, and Business Unit, as applicable) of the short-term incentive plan for 2016 and the award as a percentage of base salary payable for each component. Consistent with the objective that potential compensation reflect the role and responsibilities of each NEO, the short-term incentive potential varies by NEO to reflect the individual’s market value or role within TrueBlue.

The Compensation Committee established, and the Board approved, threshold, target, and maximum potential payouts according to potential growth results for the Company. Award levels are interpolated between levels beginning at the 50% threshold level up to the 200% maximum level. The short-term incentive is completely at-risk, and no cash award will be made unless the individual, Company, or business unit growth threshold are met.

Short-Term Incentive Plan Opportunity (as a Percentage of Base Salary)

Executive	Individual Performance	Company Adjusted EBITDA Growth			Business Unit Adjusted EBITDA Growth			Total Bonus Opportunity
		Threshold	Target	Maximum	Threshold	Target	Maximum
	Up to	(10%)	(20%)	(30%)	(10%)	(20%)	(30%)	Threshold	Target	Maximum
Steven C. Cooper	50%	25%	50%	100%				75%	100%	150%
Derrek L. Gafford	25%	25%	50%	100%				50%	75%	125%
A. Patrick Beharelle	25%	25%	50%	100%				50%	75%	125%
James E. Defebaugh	25%	12.5%	25%	50%				37.5%	50%	75%
Wayne W. Larkin	25%	5%	10%	20%	15%	30%	60%	45%	65%	105%
Short-Term Incentive Plan Opportunity ($)
Executive	Individual Performance	Company Adjusted EBITDA Growth			Business Unit Adjusted EBITDA Growth			Total Bonus Opportunity
		Threshold	Target	Maximum	Threshold	Target	Maximum
	Up to	(10%)	(20%)	(30%)	(10%)	(20%)	(30%)	Threshold	Target	Maximum
Steven C. Cooper	$375,000	$187,500	$375,000	$750,000				$562,500	$750,000	$1,125,000
Derrek L. Gafford	$112,500	$112,500	$225,000	$450,000				$225,000	$337,500	$ 562,500
A. Patrick Beharelle	$131,250	$131,250	$262,500	$525,000				$262,500	$393,750	$ 656,250
James E. Defebaugh	$ 95,000	$ 47,500	$ 95,000	$190,000				$142,500	$190,000	$ 285,000
Wayne W. Larkin	$106,250	$ 21,250	$ 42,500	$ 85,000	$63,750	$127,500	$255,000	$191,250	$276,250	$ 446,250

TrueBlue, Inc. 2017 Proxy Statement     P. 35

Compensation Discussion and Analysis

Short-Term Incentive Awards Earned in 2016

2016 Individual Performance

Mr. Cooper’s individual performance bonus for 2016 was based on specific performance goals involving areas of responsibility including growth, communications, strategy development, and leadership development. At the end of the year, each director independently evaluated each area of Mr. Cooper’s performance. The evaluations were aggregated and discussed at the December 2016 meeting of the Governance Committee. All members of the Compensation Committee were present and participated in this evaluation discussion. The Governance Committee made its performance evaluation recommendations. The Compensation Committee then made the decision as to the amount of the individual performance element of the cash bonus concluding that Mr. Cooper performed at a level that entitled him to receive approximately 80% of his individual bonus or $308,000.

The individual performance goals for all other NEOs were focused on the following categories: growth, strategy development, leadership development, resource management, and communications. Based on the CEO’s recommendation, as reviewed and approved by the Compensation Committee, Messrs. Beharelle, Gafford, and Defebaugh, each received 100% of his individual bonus opportunity, which was equal to 25% of their base salary. Mr. Larkin received 80% of his individual bonus opportunity, which was equal to 20% of his annual salary.

2016 Company Performance

The Company EBITDA growth target for bonus purposes in 2016 was 20%. Adjusted EBITDA for 2016 was $147M, or flat compared to 2015, and as a result, the NEOs earned no short-term incentive bonus for the Company performance incentive opportunity.

2016 Business Unit Performance

The 2016 short-term incentive opportunity for Mr. Larkin included a component focused on the performance for the specific business unit under his management. Mr. Larkin’s performance for this component was measured on the EBITDA growth for PeopleReady. 2016 target Adjusted EBITDA growth for Mr. Larkin’s business units was 20% growth over 2015 and actual growth was flat; resulting in no additional short-term incentive bonus earned.

The tables below provide a summary of the 2016 short-term incentive bonus awards actually earned versus the total target bonus potential.

	Bonus Dollars Earned (as % of Salary)					Total Target Bonus Potential
NEO	Individual	Company	Business	Total Bonus
Steve C. Cooper	41%	0%	0%	41%		100%
Derrek L. Gafford	25%	0%	0%	25%		75%
A. Patrick Beharelle	25%	0%	0%	25%	vs	75%
James E. Defebaugh	25%	0%	0%	25%		50%
Wayne W. Larkin	20%	0%	0%	20%		65%

	Bonus Dollars Earned (in thousands)					Total Target Bonus Potential
NEO	Individual	Company	Business	Total Bonus
Steve C. Cooper	$308,000	$0	$0	$308,000		$750,000
Derrek L. Gafford	$112,500	$0	$0	$112,500		$337,500
A. Patrick Beharelle	$131,250	$0	$0	$131,250	vs	$393,750
James E. Defebaugh	$ 95,000	$0	$0	$ 95,000		$190,000
Wayne W. Larkin	$ 85,000	$0	$0	$ 85,000		$276,250

TrueBlue, Inc. 2017 Proxy Statement     P. 36

Compensation Discussion and Analysis

Long-Term Equity Incentive Plan

The Company’s 2016 Omnibus Incentive Plan (“2016 Plan”) was designed to permit equity compensation awards intended to align the interests of the NEOs with those of the shareholders. The combination of vesting requirements and stock ownership guidelines is intended to promote retention and a long-term commitment to the Company. As in previous years, the 2016 annual equity awards for NEOs were comprised of a combination of restricted shares and performance share units. The Compensation Committee chose these two equity vehicles after considering other vehicles, including stock options. The Compensation

Committee reaffirmed its conclusion that performance share units more directly link pay to specific long-term performance goals than stock options and restricted stock by putting pay at risk. The allocation of the value of performance share units and restricted share grants are equally split between the two components to provide an appropriate balance between long-term performance incentives and retention goals.

The following table shows the total target awards granted in 2016 as a percentage of base salary and the mix between restricted shares and performance share units for our CEO and each of the other NEOs.

NEO	Total Equity as a % of Base Salary	Restricted Shares as a % of Base Salary	Performance Share Units as a % of Base Salary
Steven C. Cooper	225%	112.5%	112.5%
Derrek L. Gafford	120%	60%	60%
A. Patrick Beharelle	150%	75%	75%
James E. Defebaugh	100%	50%	50%
Wayne W. Larkin	120%	60%	60%

2016 Award of Restricted Shares

The number of restricted shares awarded was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the 60 trading days preceding the grant date. The grant date was the second trading day after the announcement of fourth quarter and year-end results, which for the 2016 grant was February 5, 2016. One-third of the annual restricted shares vests each year on the anniversary date of the award.

TrueBlue, Inc. 2017 Proxy Statement     P. 37

Compensation Discussion and Analysis

2016 Award of Performance Share Units

The Company’s performance share unit award rewards NEOs for sustained three-year growth in Adjusted EBITDA and revenue. The Compensation Committee believes the achievement of sustained Adjusted EBITDA growth, together with the revenue growth threshold, will be of substantial benefit to shareholders and encourages our NEOs to make business decisions with a longer-term view. The performance share unit award is completely at-risk, and no performance share units will vest at any level unless the three-year Adjusted EBITDA growth threshold is met and the Company’s total cumulative revenue at the end of the three-year period exceeds three times 2016 revenue plus 10 percent of 2016 revenue.

The target number of performance share units awarded was calculated by dividing the target dollar value of the award by 80% of the average closing price of the Company’s stock during the 60 trading days preceding the grant date. This 20% discount was recommended by Mercer to take into account the contingent nature of the units and the risk of forfeiture. Performance share units will vest and be converted into our common stock only if certain cumulative growth rates (profitability and revenue) are met at the completion of the three-year performance period.

The Compensation Committee established, and the Board approved, threshold, target, and maximum vesting rates according to potential growth results for the Company. Award levels will be interpolated between levels beginning at the 50% threshold level up to the 150% maximum level. If the revenue growth threshold is met, the number of performance share units earned at the end of the three-year award period will be determined by the cumulative annual growth in Adjusted EBITDA during the performance period as illustrated by the table below.

		Performance Target	% of Target Shares Awarded
	Maximum	30% Growth	150%
3-Year Cumulative Annual EBITDA Growth	Target	20% Growth	100%
	Threshold	10% Growth	50%

TrueBlue, Inc. 2017 Proxy Statement     P. 38

Compensation Discussion and Analysis

2014 Performance Share Unit Award Payment Determination (2014-2016 Performance Period)

In 2014, Messrs. Cooper, Gafford, Defebaugh, and Larkin were awarded target performance shares as a component of their total long-term equity award. This 2014 award was received by the NEOs after the final determination and release of the Company’s 2016 performance results at the end of the applicable three-year performance period. For the 2016 performance year, the Compensation Committee considered Adjusted EBITDA. The actual number of shares awarded depended upon achievement of certain financial metrics during the 2014-2016 performance period, as set forth in the table below.

		Performance Target	% of Target Shares Awarded
	Maximum	30% Growth	150%
3-Year Cumulative EBITDA Growth	Target	20% Growth	100%
	Threshold	10% Growth	50%

During the 2014-2016 performance period, the Company realized $414 million in cumulative Adjusted EBITDA, which equated to a 3-year cumulative annual growth of 24.5%, and therefore achieved a payout of 122% of target shares under the plan.

Actual number of shares granted to each NEO under the 2014 performance share unit award is set forth below.

NEO	Target Shares	Shares Awarded
Steven C. Cooper	32,204	39,409
Derrek L. Gafford	11,891	14,552
James E. Defebaugh	6,441	7,882
Wayne W. Larkin	9,290	11,369

TrueBlue, Inc. 2017 Proxy Statement     P. 39

Compensation Discussion and Analysis

Other Compensation Elements

Non-Qualified Deferred Compensation Plan

The NEOs, on the same basis as our other highly compensated employees, as defined in IRS regulations, are entitled to participate in the Deferred Compensation Plan. The NEOs are not entitled to participate in the Company’s 401(k) plan. The Company’s Deferred Compensation Plan allows participants to maintain their balances in the Deferred Compensation Plan upon termination of employment if a participant has attained the age of 65 years or attained the age of 40 years and achieved five years of credited service.

Under the Deferred Compensation Plan, eligible employees may defer up to 75% of base salary and up to 100% of amounts received under the short-term incentive plan. The Deferred Compensation Plan also includes in-service accounts that allow distribution of contributions during employment and installment payments for distributions (up to 10 years) for additional flexibility for tax purposes and retirement planning. Under the Deferred Compensation Plan, the Company can match employee contributions at double the rate matched under the Company’s 401(k) plan and such matching funds will be immediately vested. In 2016, the match was 50% of contributions to the plan up to $18,000. Details of amounts actually contributed to executives’ plans for 2016 deferrals are provided in the Nonqualified Deferred Compensation Table in the Executive Compensation Tables. Under the Deferred Compensation Plan, the Company can also make additional contributions with different vesting schedules for retention purposes, but no additional contributions were made during 2016.

Although we currently invest deferred amounts in separate investment funds managed by third parties, we are not required to do so. All deferred amounts are subject to the risk of loss in the event we become insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of employees, including NEOs, who are eligible to participate on the same basis as other eligible employees.

The Compensation Committee believes the Deferred Compensation Plan is necessary as a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

Employee Stock Purchase Plan

The NEOs, on the same basis as other employees, are entitled to participate in the Company Employee Stock Purchase Plan. This plan allows NEOs to contribute up to 10% of their earnings toward the monthly purchase of the Company’s common stock. The employee’s purchase price is 85% of the lesser of the fair market value of the shares on either the first day or the last day of each month.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs, under which each NEO may be entitled to payments upon termination of employment under the circumstances described below under “Post-Employment Payments.” The Compensation Committee believes that the termination payments under the employment agreements are necessary to attract and retain high caliber executives in a competitive labor market, and to motivate them to contribute to our short- and long-term success for the benefit of our shareholders. The Compensation Committee designed the termination payments, which are competitive with our compensation peer group and general industry practices, to achieve a balance between these objectives and the potential impact on shareholders. The major provisions intended to achieve this balance generally include the following:

●	The termination benefits are payable only if the executive’s employment is terminated without cause or if the executive terminates his or her employment with good reason other than death or disability.

●	Cash severance payments are limited to separation payments at a rate equal to the executive’s base salary for 18 months for Mr. Cooper and 12 months for the other NEOs. In addition, under their employment agreement or plan document, the NEOs would receive a prorated short-term incentive bonus subject to the performance conditions set by the Board.

●	Mr. Cooper’s employment agreement provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code by reason of his vesting of the unvested equity awards, the amount of such payments will be reduced or, alternatively, the provisions of the employment agreement will not act to vest his unvested equity incentive awards, so that no such payments will constitute excess parachute payments.

●	The separation benefits are conditioned upon the execution by the executives of a release of claims against the Company, and continued compliance with non-competition and other covenants made by the executive.

TrueBlue, Inc. 2017 Proxy Statement     P. 40

Compensation Discussion and Analysis

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain executive officers, including all NEOs, which were approved by all the independent directors. These agreements are described in greater detail under “Post-Employment Payments” below. The change-in-control agreements are intended to protect the interests of our shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Compensation Committee designed the change-in-control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

●	The change-in-control agreements require a “double trigger,” i.e., both a change-in-control and either a termination without cause by the Company or a termination for good reason by the executive.

●	The basic benefit is limited to an amount equal to two times (three times in the case of the CEO) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination occurs, and (ii) the executive’s short-term incentive target award, in addition to the immediate vesting of outstanding, unvested equity awards.

●	The effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code, then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes.

●	The agreements do not include an obligation to pay a “gross up” in the event excise taxes are payable.

●	The agreements include restrictive covenants covering non-competition, non-solicitation, non-disparagement and confidentiality.

Retirement Provision for Short- and Long-Term Incentives

We expect our NEOs to supplement their retirement income through our short- and long-term incentive plans. Consistent with this policy, the Compensation Committee approved the following retirement provisions for the treatment of short-term incentive and outstanding long-term awards:

●	Retirement treatment will apply if the NEO has achieved: 1) at least 10 years of service; and 2) at least age 55.

●	Awards will be prorated and paid as follows:

●	Short-Term Incentive: the current year’s award will be prorated based on the days worked during the fiscal year and be paid after the end of the year based on actual performance results;

●	Restricted Stock: at time of retirement, a prorated number of shares that would normally vest at the next scheduled vesting date will be vested based on days worked since the last vesting date; and

●	Performance Share Units: awards will be prorated based on the number of days worked during the performance period and become vested after the end of the performance period based on actual performance results.

TrueBlue, Inc. 2017 Proxy Statement     P. 41

Compensation Discussion and Analysis

Additional Policies

Stock Ownership Guidelines

The following stock ownership guidelines apply to the NEOs based on a multiple of annual restricted share grants.

NEO	Multiple of Annual Restricted Stock Grant	Effective Multiple of 2016 Salary
Steven C. Cooper	4x	4.5x
A. Patrick Beharelle	4x	3x
Derrek L. Gafford	4x	2.4x
James E. Defebaugh	4x	2x
Wayne W. Larkin	4x	2.4x

All NEOs are in compliance with these guidelines. The ownership guidelines recognize the significant range of equity awards each NEO is eligible to receive annually, while continuing to require a substantial personal commitment to the Company’s long-term financial performance. NEOs are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares, or shares held in the NEO’s account under our employee stock purchase or 401(k) plans. Unvested performance share units may not be used to satisfy the stock ownership guidelines. Compliance with the guidelines is reviewed on an ongoing basis. NEOs who have not satisfied the applicable guidelines after becoming subject to them are encouraged to retain 50% of the net amount of their shares (after applicable taxes) on each vesting date for their restricted stock awards.

TrueBlue, Inc. 2017 Proxy Statement     P. 42

Compensation Discussion and Analysis

Clawback Policy

Our Clawback Policy applies to all current and former NEOs and certain other executives (including the chief accounting officer) who receive incentive-based compensation. Under this policy, the Company may seek to recover the incentive compensation awarded or paid where: (a) the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results that were subsequently the subject of a restatement; (b) in the Compensation Committee’s view the executive engaged in fraud or illegal conduct that materially contributed to or caused the restatement; and (c) a lower payment would have been made to the executive based upon the restated financial results. The Compensation Committee retains discretion regarding the application of the policy and may determine not to seek recovery from an executive if it determines that to do so would be unreasonable or that it is not in the best interest of the Company and its shareholders.

Insider Trading Policy

Under the Company’s Insider Trading Policy, all directors and NEOs are prohibited from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs, from engaging in any short-term, speculative securities transactions, including purchasing Company securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

Tax Considerations

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation over $1 million paid to certain NEOs unless such compensation is based on performance objectives meeting specified criteria, or is otherwise excluded from the limitation. The Compensation Committee uses, where practical, compensation policies and practices intended to preserve tax deductibility of executive compensation. For example, for 2016, the Compensation Committee conditioned short-term incentive awards on the Company achieving one of two formulaic performance goals established under the 2016 Plan (either positive Adjusted EBITDA or positive revenue growth compared to 2015).

However, notwithstanding this general practice, the Compensation Committee also believes there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to certain NEOs may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan and certain portions of the short-term incentive bonuses to the extent the aggregate of non-exempt compensation exceeds the $1 million level.

No Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

TrueBlue, Inc. 2017 Proxy Statement     P. 43

Executive Compensation Tables

Summary Compensation Table

The following table shows all compensation paid by the Company in fiscal 2014, 2015, and 2016 to our chief executive officer, chief financial officer, and the other three most highly paid executive officers. All individuals listed in the following tables are referred to in this proxy statement as the “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Steven C. Cooper Chief Executive Officer	2014	$648,078	—	$1,464,246	$942,500	$1,376(3)	$3,056,200
	2015	$650,001	—	$1,444,091	$754,000	—	$2,848,092
	2016	$750,000	—	$1,545,911	$308,000	$2,935(4)	$2,606,846
Derrek L. Gafford Executive Vice President and Chief Financial Officer	2014	$398,079	—	$540,640	$275,000	$8,750(5)	$1,222,469
	2015	$400,002	—	$533,201	$232,000	$9,000(5)	$1,174,203
	2016	$450,000	—	$494,703	$112,500	$9,000(5)	$1,066,203
A. Patrick Beharelle President and Chief Operating Officer	2014	$214,717	$ 91,400(6)	$1,055,915	$212,500	$25,636(7)	$1,600,168
	2015	$479,999	$151,250(8)	$216,334(9)	$210,800	$51,525(7)	$1,109,908
	2016	$525,000		$721,426	$131,250	$60,121(10)	$1,437,797
James E. Defebaugh Executive Vice President, Secretary, and General Counsel	2014	$324,424	—	$292,865	$178,750	—	$796,039
	2015	$358,923	—	$319,921	$167,040	$9,661(11)	$855,545
	2016	$380,000	—	$348,111	$95,000	$9,000(5)	$832,111
Wayne W. Larkin Executive Vice President and President, PeopleReady	2014	$402,116	—	$591,544	$292,188	$8,750(5)	$1,294,598
	2015	$425,000	—	$566,544	$171,275	$9,000(5)	$1,171,819
	2016	$425,000	—	$467,199	$85,000	$11,886(12)	$989,085

TrueBlue, Inc. 2017 Proxy Statement     P. 44

Executive Compensation Tables

(1) The value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs and calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the restricted share or performance share unit award used by the Compensation Committee. For example, in 2016, Mr. Cooper received a target value of $843,750 in restricted shares with the actual number of shares granted being calculated using the average closing price of our stock during the 60 trading days preceding the grant date, which was $25.67. In 2016, Mr. Cooper also received a target value of $843,750 in performance share units with the actual number of performance shares being calculated using 80% of the average closing price of our stock during the 60 trading days preceding the grant date, which was $20.53. The FASB ASC 718 grant date fair value of Mr. Cooper’s restricted shares was $687,067 and the FASB ASC 718 grant date fair target value of Mr. Cooper’s performance share units was $858,844, which is included in the table above. Performance shares units will vest three years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards Table. For additional information, refer to Note 11 to the Consolidated Financial Statements found in Item 8 of Part II of our 2016 Form 10-K (listed under Stock-Based Compensation). The value of the performance share units granted in 2016 is based upon the target outcome of the performance conditions at the grant date. The maximum value of the 2016 performance share units assuming that the highest level of performance conditions was achieved, based on the grant date share price of $20.90, was approximately $1,288,276 for Mr. Cooper, $412,253 for Mr. Gafford, $601,209 for Mr. Beharelle, $290,092 for Mr. Defebaugh, and $389,346 for Mr. Larkin.

(2) The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

(3) This amount represents a service award received by Mr. Cooper.

(4) This amount represents the cash value of the Company’s annual circle of excellence trip in which Mr. Cooper participated.

(5) These amounts represent matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan.

(6) This amount represents a transition bonus paid to Mr. Beharelle for acquisition related performance in 2014.

(7) This amount represents the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing, automobile, and telecommunication costs.

(8) This amount includes a $100,000 transition bonus paid to Mr. Beharelle for acquisition related performance in 2015 as well as special incentive bonuses for Mr. Beharelle related to the performance of specific business units.

(9) This amount represents the promotional grant of restricted stock to Mr. Beharelle on June 1, 2015 at a grant date price of $28.48.

(10) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing, automobile, and telecommunication costs in 2016 in the amount of $57,823 and the cash value of the Company’s annual circle of excellence trip in which Mr. Beharelle participated in the amount of $2,298.

(11) This amount represents matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan in the amount of $8,973 and a service award in the amount $688 received by Mr. Defebaugh.

(12) This amount includes the matching funds in the amount of $9,000 paid by the Company to participants in the Nonqualified Deferred Compensation Plan and the cash value of the Company’s annual circle of excellence trip in which Mr. Larkin participated in the amount of $2,886.

TrueBlue, Inc. 2017 Proxy Statement     P. 45

Executive Compensation Tables

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All other stock awards: number of shares of stock or units(#)(4)	Grant Date Fair Value of Equity Based Awards(5)
Name / Type of Award	Grant Date	Action Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven C. Cooper
Cash Incentive	—	12/16/2015	$562,500	$750,000	$1,125,000	—	—	—	—	—
Restricted Stock	2/5/2016	12/16/2015	—	—	—	—	—	—	32,874	$687,067
Performance Share Units	2/5/2016	12/16/2015	—	—	—	20,547	41,093	61,640	—	$858,844

Derrek L. Gafford
Cash Incentive	—	12/16/2015	$225,000	$337,500	$ 562,500	—	—	—	—	—
Restricted Stock	2/5/2016	12/16/2015	—	—	—	—	—	—	10,520	$219,868
Performance Share Units	2/5/2016	12/16/2015	—	—	—	6,575	13,150	19,725	—	$274,835

A. Patrick Beharelle
Cash Incentive	—	12/16/2015	$262,500	$393,750	$656,250	—	—	—	—	—
Restricted Stock	2/5/2016	12/16/2015	—	—	—	—	—	—	15,341	$320,627
Performance Share Units	2/5/2016	12/16/2015	—	—	—	9,589	19,177	28,766	—	$400,799

James E. Defebaugh
Cash Incentive	—	12/16/2015	$142,500	$190,000	$ 285,000	—	—	—	—	—
Restricted Stock	2/5/2016	12/16/2015	—	—	—	—	—	—	7,403	$154,723
Performance Share Units	2/5/2016	12/16/2015	—	—	—	4,627	9,253	13,880	—	$193,388

Wayne W. Larkin
Cash Incentive	—	12/16/2015	$191,250	$276,250	$ 446,250	—	—	—	—	—
Restricted Stock	2/5/2016	12/16/2015	—	—	—	—	—	—	9,935	$207,642
Performance Share Units	2/5/2016	12/16/2015	—	—	—	6,210	12,419	18,629	—	$259,557

TrueBlue, Inc. 2017 Proxy Statement     P. 46

Executive Compensation Tables

(1) This column reflects the date that the Compensation Committee approved the Company performance targets, business unit performance targets, and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Equity Incentive Plan.

(2) These columns show what the potential payout for each NEO would have been under the Short-Term Incentive Plan in 2016, if the threshold, target, or maximum goals were satisfied for all Company performance measures. The amount also reflects the individual performance goals component of the short-term incentive plan. The potential payouts were performance-driven and therefore completely at risk. For actual payouts under the Short-Term Incentive Plan for 2016, please see the Summary Compensation Table above. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section.

(3) These columns show the number of performance share units granted in 2016 to the NEOs under the Long-Term Equity Incentive Plan. The target number of restricted shares and performance share units granted was calculated using the target value for the award which is based on a percentage of the NEO’s salary. The 2016 performance share units vest three years after the date of grant, if at all. The amounts shown reflect the potential payout for performance share units for each NEO under the Long-Term Incentive Plan if the threshold, target or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO’s salary) divided by 80% of the average closing price of Company shares during the 60 trading days preceding the grant date, which was $20.53.

(4) This column shows the number of restricted share awards granted in 2016 to the NEOs under the Long-Term Equity Incentive Plan. The number of restricted shares granted on February 5, 2016 was calculated using the average closing price of Company shares during the 60 trading days preceding the grant date, which was $25.67.

(5) This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value was calculated using the closing price of the Company stock on the date of grant. The closing price of Company stock on February 5, 2016, was $20.90. For performance share units, the February 5, 2016 grant date fair value was calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section, and refer to Note 11 to the Consolidated Financial Statements found in Item 8 of Part II of our 2016 Form 10-K (listed under Stock-Based Compensation).

TrueBlue, Inc. 2017 Proxy Statement     P. 47

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards and performance share units of the NEOs as of January 1, 2017. This table includes unvested shares of restricted stock and performance share units. The market value of the restricted stock awards and performance share units is based on the closing market price that applied on January 1, 2017, which was $24.65. For additional information about restricted stock awards and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section. Grants that are not listed in the vesting schedule are 100% vested.

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/7/2014	47,996	$1,183,101	—	—
Steven C. Cooper	2/9/2015	19,672	$484,915	36,886	$909,240
	2/5/2016	32,874	$810,344	41,093	$1,012,942
	2/7/2014	17,722	$436,847	—	—
Derrek L. Gafford	2/9/2015	7,264	$179,058	13,619	$335,708
	2/5/2016	10,520	$259,318	13,150	$324,148
	7/1/2014	12,468	$307,336	—	—
A. Patrick Beharelle	6/1/2015	5,697	$140,431	—	—
	2/5/2016	15,341	$378,156	19,177	$472,713
	2/7/2014	9,599	$236,615	—	—
James E. Defebaugh	2/9/2015	4,358	$107,425	8,172	$201,440
	2/5/2016	7,403	$182,484	9,253	$228,086
	2/7/2014	13,846	$341,304	—	—
Wayne W. Larkin	6/2/2014	3,085	$76,045	—	—
	2/9/2015	7,718	$190,249	14,471	$356,710
	2/5/2016	9,935	$244,898	12,419	$306,128

(1) This column includes restricted stock awards and performance share units that were granted in 2014 that became determinable as of January 1, 2017, but which had not yet vested. For restricted stock awards, 33 1/3% of each award vests every year for 3 years, except Mr. Beharelle’s June 1, 2015 award and Mr. Larkin’s June 2, 2014 award, which vest at the rate of 25% each year for 4 years.

(2) This column includes performance share unit awards. The awards vest on or about the third anniversary of the award, if at all, according to predetermined targets. For additional information on the vesting schedule and Company performance goals for performance share units granted in 2016 please see the Compensation Discussion and Analysis section. For performance share unit awards granted in 2014 and 2015, additional information on performance goals can be found in our prior proxy statements. The February 9, 2015 and February 5, 2016 grants all assume 100% of the award, or the target number of shares, will be awarded. The February 7, 2014 grant became determinable as of January 1, 2017 and is not included in this column.

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Executive Compensation Tables

Option Exercises and Stock Vested

The following table provides information for the NEOs regarding: (1) stock option exercises during 2016, to the extent any occurred, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share units and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over several years, which is not part of compensation awarded in 2016 as reported in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven C. Cooper	—	—	76,042	$1,590,121
Derrek L. Gafford	—	—	29,210	$610,830
A. Patrick Beharelle	—	—	14,367	$277,475
James E. Defebaugh	—	—	19,774	$413,546
Wayne W. Larkin	—	—	29,005	$605,801

(1) The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

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Executive Compensation Tables

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual incentive bonus and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	$26,896	$9,000	$31,597	—	$367,616
A. Patrick Beharelle	—	—	—	—	—
James E. Defebaugh	$18,965	$9,000	$ 2,639	—	$104,904
Wayne W. Larkin	$25,500	$9,000	$15,754	—	$334,863

(1) The amounts contributed to this plan by the Company’s NEOs are set forth in this table and are included in the amounts shown as “Salary” in the Summary Compensation Table.

(2) These amounts were earned as a match to contributions made by the NEO to the Company Nonqualified Deferred Compensation Plan in 2016, but paid in early 2017. The Company contribution is included in the columns “Registrant Contributions in Last FY” and “Aggregate Balance at Last FYE.” These amounts are included in the amounts shown as “All Other Compensation” in the Summary Compensation Table above.

(3) These amounts were earned, or lost, by the NEO according to investment gains and losses based on the performance of certain investment choices selected by the participants in the Nonqualified Deferred Compensation Plan. These investment choices are the same investment choices available under the tax-qualified 401(k) plan offered by the Company to eligible employees, except that Company stock is available as an investment in the tax-qualified 401(k) plan. Participants may change their investment elections at any time under the same rules that apply under the 401(k) plan.

The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 75% of their salary and up to 100% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change-in-control. Beginning in 2011, participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Matching funds are immediately vested.

The deemed rates of return for the earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

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Executive Compensation Tables

Post-Employment Payments

The Company has entered into employment agreements and change-in-control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which are described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the NEO on January 1, 2017.

Employment Agreement for Steven C. Cooper

Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause or if Mr. Cooper terminates his employment with good reason other than death or disability and successfully completes a transition period during which, among other things, he develops a transition plan for the CEO position and assists the Company in identifying and recruiting a successor CEO, then he will be entitled to the following:

●	separation payments at a rate equal to his base salary at the time of termination for a period of 18 months;

●	payment of Mr. Cooper’s then applicable short-term incentive bonus subject to performance conditions set by the Board and prorated for the portion of the bonus period Mr. Cooper is actually employed by the Company;

●	immediate accelerated vesting in all previously awarded but unvested stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period), and other equity awards, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement; and

●	continued group health plan coverage for Mr. Cooper and his family until the later of: (i) Mr. Cooper and his spouse have both reached age 65; or (ii) the date Mr. Cooper and his spouse are both eligible for Medicare.

If Mr. Cooper terminates his employment without cause but with at least one (1) year prior written notice and has successfully completed transition period as described above, then Mr. Cooper will be entitled to the continued group health plan coverage as set forth above.

The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and continued compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions, non-competition, and non-solicitation. Mr. Cooper is also party to a non-competition agreement with the Company.

Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

Employment Agreements for Messrs. Beharelle, Defebaugh, Gafford, and Larkin

Messrs. Beharelle, Defebaugh, Gafford, and Larkin are parties to employment agreements and plan documents, which provide that if the Company terminates the NEO’s employment without cause, or if the NEO terminates his or her employment with good reason other than death or disability, then the NEO will be entitled to the following:

●	separation payments at a rate equal to the NEO’s base salary for a period of 12 months from the termination date;

●	prorated short-term incentive bonus subject to the performance conditions set by the Board;

●	accelerated or continued vesting in any previously awarded stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period, and in an amount pro-rated for the portion of the performance period the NEO is employed plus any accelerated vesting period) and other equity awards as if the NEO had worked for the Company for 12 months after his or her termination date, provided that any options or other

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Executive Compensation Tables

equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

As a condition precedent to being entitled to receive the benefits set forth above, the NEO must sign and deliver and thereafter not revoke a release of claims against our Company, remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions, and be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. Each NEO is also party to a non-competition agreement with the Company.

In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with various executive officers, including each of the NEOs. Each change-in-control agreement by its terms expires each year on December 31, provided that beginning on January 1 of each subsequent year, the change-in-control agreements will automatically be extended for an additional year, unless either party gives notice of termination not later than September 30 of the immediately preceding year. Because no such notices of termination were provided, the change-in-control agreements were in effect through January 1, 2017. If a change-in-control occurs during the term, the term will expire on the earlier of the third anniversary of the change-in-control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change-in-control, the agreement will expire on the date of termination of employment. The change-in-control agreements are effective on the date executed, but do not become operative unless a change-in-control occurs.

Change-in-control means that during the term of the agreements any of the following events occur:

●	any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;

●	a majority of the Board ceases to be comprised of incumbent directors; or

●	the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

The Company will be required to pay the amounts described in the table below if following the occurrence of a change-in-control (or within 90 days prior to the date of a change-in-control if at the request of a third party who has taken steps reasonably calculated to effect a change-in-control): (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability; or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change-in-control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change-in-control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change-in-control agreement. The material covenants of the executive in the change-in-control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, non-disparagement, non-competition, and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change-in-control agreement and for a period of two years following the termination of employment.

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Executive Compensation Tables

In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (a) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (b) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change-in-control or, if such target shall not have been established or shall be reduced after a change-in-control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change-in-control occurred), and (c) provide eighteen (18) months of benefits. Such amounts shall be payable as follows: 50% shall be payable within five business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, so long as the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change-in-control agreement.

In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated, or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated, or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change-in-control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units, and any other equity award shall become fully vested as of the date of termination.

Notwithstanding any provision of the change-in-control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change-in-control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change-in-control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments the NEO would have received under the change-in-control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

In addition to the foregoing limitation, the change-in-control agreements provide that to the extent that the executive receives payments by reason of the executive’s termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change-in-control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change-in-control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change-in-control agreement.

Non-Competition Agreements

Each of the NEOs has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of two years following the termination of such employment for any reason, the executive shall not, directly or indirectly:

●	employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company;

●	seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;

●	solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

●	engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or

●	do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

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Executive Compensation Tables

The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months for Messrs. Defebaugh, Gafford, and Larkin,18 months for Mr. Cooper, and 24 months for Mr. Beharelle, following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months for Messrs. Defebaugh, Gafford, and Larkin, and 18 months in the case of Mr. Cooper, to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically, and without further action, be extended from 12 months for Messrs. Defe-baugh, Gafford, and Larkin, to 24 months and from 18 months to 24 months for Mr. Cooper. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

Restricted Stock and Performance Share Unit Agreements

The award agreements that govern the stock option, restricted stock and performance share unit grants to the NEOs also provide that the restricted stock and performance share units, as applicable, will become fully vested if after a change of control, the NEO is terminated without cause or terminates employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine that the performance goals shall be deemed to have been performed at the maximum level. For purposes of the restricted stock and performance share unit agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:

●	the sale, liquidation, or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

●	an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;
●	during any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or

●	a merger, consolidation, or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, or reorganization own, directly or indirectly, immediately following such merger, consolidation, or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, or reorganization.

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Executive Compensation Tables

Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios: termination before a change-in-control and termination after a change-in-control.

	Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason after a Change-in-Control(1)(2)			Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason before a Change-in-Control(3)
Name	Cash Payment	Restricted Stock & Performance Share Vesting(4)	Continuation of Health & Welfare Benefits	Cash Payment(5)	Restricted Stock & Performance Share Vesting (4)(6)(7)
Steven C. Cooper(8)	$4,500,000	$4,400,543	$32,681	$1,433,000	$4,400,543
Derrek L. Gafford(8)	$1,575,000	$1,535,079	$32,681	$ 562,500	$1,164,639
A. Patrick Beharelle(8)	$1,837,500	$1,298,636	$39,035	$ 656,250	$ 795,357
James E. Defebaugh(8)	$1,140,000	$ 956,050	$39,035	$ 475,000	$ 704,670
Wayne W. Larkin(8)	$1,402,500	$1,515,359	$32,681	$ 510,000	$1,116,941

(1) Assumes that (a) the change-in-control agreement was effective as of January 1, 2017, (b) a change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date.

(2) As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of “change-in-control” in the change-in-control and performance share agreements. In the event an NEO was terminated on January 1, 2017, by the Company without cause, or the NEO terminated NEO’s employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change-in-control for purposes of the change-in-control agreement, the NEO would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment, performance share vesting or continuation of health and welfare benefits shown in the table.

(3) Assumes that (a) the employment agreement was effective as of January 1, 2017, (b) no change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date.

(4) The amounts shown are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards (which are at the actual amount earned for the 2014 award and at the target for the 2015 and 2016 awards) for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the applicable price of a share of common stock on January 1, 2017, which was $24.65. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(5) These amounts include the amount earned under the 2016 short-term incentive plan, which according to the terms of the plan was payable upon the NEO’s termination of employment under the conditions noted in footnote (3) above.

(6) Mr. Cooper’s employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (3) above. Under the employment agreements for the NEOs (other than Mr. Cooper), however, vesting is only accelerated for those equity awards which would have vested in the 12 month period following a termination of employment under the conditions noted in footnote (3) above.

(7) The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (3) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The amounts shown reflect the actual amount earned for the 2014 award and assumes vesting at the target level over the performance period for the 2015 and 2016 awards.

(8) As discussed above, the amounts actually payable to the NEOs pursuant to the change-in-control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula and is different than the method described in footnote (4) above.

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Equity Compensation Plan Information

(as of January 1, 2017)

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	39,790	$20.69	1,552,912
Employee stock purchase plans approved by security holders(2)	—	—	498,715

(1) Equity compensation plans approved by security holders include the following:

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan was 7,950,000. No further awards were made pursuant to this plan upon the shareholder approval of the 2016 TrueBlue Omnibus Incentive Plan. Under this 2005 plan and as of January 1, 2017, there remains 978,511 restricted shares and performance share units outstanding. Outstanding stock options as of the fiscal year end were 39,790 and are included in the table above.

2016 TrueBlue Omnibus Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units, and stock appreciation rights. Upon adoption, there were 1,542,944 shares authorized for issuance under this plan, reflecting the number of shares that remained available for issuance under the 2005 Long-Term Equity Plan. Additionally, the shares underlying outstanding awards under the 2005 Plan that expire or are terminated, surrendered, or forfeited become available for grant under the 2016 Plan. As of January 1, 2017, there were a total of 1,552,912 shares available for future issuance under the 2016 Plan. There were 53,144 restricted shares outstanding as of January 1, 2017. Outstanding stock options as of the fiscal year end under this plan were zero. All future stock compensation awards will be awarded from this plan.

(2) Employee stock purchase plans approved by security holders include the following:

2010 TrueBlue Employee Stock Purchase Plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of January 1, 2017, there were 498,715 shares available for future issuance under this plan.

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Audit Committee Report

The Audit Committee is currently composed of Stephen Robb, who chairs the committee, William Goings, Kim Harris Jones, and William Steele. Before April 1, 2016, the Audit Committee was composed of Craig Tall, Gates McKibbin, Thomas McChesney, and William Steele. The Audit Committee is composed solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has affirmatively determined that each member of the Audit Committee is “financially literate” under the listing standards of the NYSE, and each is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met eleven times in fiscal 2016. The Board has adopted a charter for the Audit Committee, which is available at investor.trueblue.com/corporate-governance/ governance-documents. The charter is also available in print to any shareholder who requests it.

During its 2016 meetings, the Audit Committee met with the Company’s chief financial officer, general counsel, chief accounting officer, chief compliance and risk officer, other senior members of the finance department, the director of internal audit, and our independent auditors, Deloitte & Touche LLP (“Deloitte”). These meetings included private, executive sessions between the Audit Committee and Deloitte, chief financial officer, general counsel, and director of internal audit. During its meetings, the Audit Committee reviewed and discussed, among other things:

●	the status of any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

●	the Audit Committee’s charter and any modifications thereto;

●	the Company’s annual external audit plans and the staffing resources available to carry out those audit plans;

●	the Company’s annual internal audit plans and the staffing resources available to carry out those audit plans;

●	the Company’s significant accounting policies and estimates;

●	the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and COSO 2013;

●	the impact of new accounting pronouncements;

●	the impact of recent developments in corporate governance;

●	current tax matters affecting the Company;

●	the Company’s investment guidelines;

●	the Company’s compliance initiatives;

●	the Company’s processes for responding to, and investigation of, employee complaints regarding internal controls, auditing issues, or questionable accounting matters; and

●	the Company’s enterprise risk management efforts.

In addition to the meetings discussed above, the Audit Committee reviewed with management and Deloitte the Company’s interim financial statements for each quarter of 2016 prior to the quarterly release of earnings.

The Audit Committee also reviewed and discussed with management and Deloitte the Company’s audited financial statements as of and for the year ended January 1, 2017, prior to the release of earnings on Form 10-K. This discussion included, among other things:

●	critical accounting policies and practices used in the preparation of the Company’s financial statements;

●	significant items involving management’s estimates and judgments, including workers’ compensation reserves, tax matters, allowance for doubtful accounts, goodwill and intangible assets, business acquisition accounting, and legal and regulatory contingencies;

●	alternative treatments within GAAP of the Company’s annual financial information;

●	the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

●	any significant audit adjustments proposed by Deloitte and management’s response; and

●	confirmation that there were no matters of significant disagreement between management and Deloitte arising during the audit.

The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte prior to any engagement with respect to such services. Deloitte may be engaged to provide non-audit

TrueBlue, Inc. 2017 Proxy Statement     P. 57

Audit Committee Report

services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that Deloitte’s independence will not be materially impaired as a result of having provided such services. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte has been independent, objective, and impartial in conducting the 2016 audit.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our fi-nancial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States of America.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the Board agreed, that the audited financial statements as of and for the year ended January 1, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, for filing with the SEC.

Members of the Audit Committee

Stephen M. Robb, Chair
William C. Goings
Kim Harris Jones
William W. Steele

TrueBlue, Inc. 2017 Proxy Statement     P. 58

PROPOSAL 4

Ratification of Selection of Independent Registered Public Accounting Firm

As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2017. The Audit Committee of the board of directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017. Representatives of Deloitte & Touche LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification.

PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017 UNLESS OTHER INSTRUCTIONS ARE INDICATED ON YOUR PROXY CARD. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interest of the Company.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2016 and 2015

Deloitte & Touche LLP was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal years ending December 25, 2015, and January 1, 2017. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 2016 and 2015, are described in the following table:

	2016	2015
Audit fees(1)	$2,595,381	$2,433,255
Audit-related fees(2)	$12,000	$12,000
Tax fees(3)	—	—
All other fees(4)	$2,850	$726,938

(1) Audit fees for the 2016 and 2015 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2) Audit-related fees are for other SEC filings including consents, comfort letters, or shelf-registrations.

(3) Tax fees could include consultation on tax compliance, tax advice, and tax planning. The Company paid no such fees to Deloitte & Touche LLP in 2016 or 2015.

(4) All other fees for the 2015 fiscal year includes SOX implementation services, subscriptions to accounting research services, and travel related expenses and for the 2016 fiscal year includes subscription to accounting research services.

The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TrueBlue, Inc. 2017 Proxy Statement     P. 59

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 10, 2017, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as an NEO of the Company pursuant to Item 402 of Regulation S-K; and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 10, 2017, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
Steven C. Cooper(2)	Common Stock	256,607	*
William W. Steele	Common Stock	147,646	*
Derrek L. Gafford(3)	Common Stock	116,827	*
Joseph P. Sambataro	Common Stock	98,581	*
Wayne W. Larkin(4)	Common Stock	72,896	*
A. Patrick Beharelle	Common Stock	67,738	*
James E. Defebaugh	Common Stock	49,029	*
Jeffrey B. Sakaguchi	Common Stock	45,272	*
Bonnie W. Soodik(5)	Common Stock	41,564	*
Colleen B. Brown	Common Stock	15,603	*
Stephen M. Robb(6)	Common Stock	12,906	*
William C. Goings(7)	Common Stock	11,058	*
Kim Harris Jones(8)	Common Stock	7,607	*
All executive officers and directors as a group (15 individuals)	Common Stock	974,444	2%
BlackRock, Inc.(9)	Common Stock	4,899,042	12%
The Bank of New York Mellon Corporation(10)	Common Stock	4,072,359	10%
The Vanguard Group, Inc.(11)	Common Stock	3,586,829	8%
Chartwell Investment Partners, LLC(12)	Common Stock	700,120	2%

TrueBlue, Inc. 2017 Proxy Statement     P. 60

Security Ownership of Certain Beneficial Owners and Management

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company’s employee stock purchase plan, and restricted shares; (ii) share units held under the Company’s 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 10, 2017.

(2) Includes 250,571 shares held outright and 6,036 shares held under the 401(k) plan.

(3) Includes 111,859 shares held outright and 4,968 shares held under the 401(k) plan.

(4) Includes 72,484 shares held outright and 412 shares held under the 401(k) plan.

(5) Includes 20,871 shares held outright and 20,693 deferred shares.

(6) All 12,906 shares are deferred shares.

(7) Includes 5,886 shares held outright and 5,172 options.

(8) Includes 3,341 shares held outright and 4,266 deferred shares.

(9) Information provided is based solely on a Schedule 13G dated January 17, 2017, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 4,803,089 and sole dispositive power with respect to 4,899,042 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(10) Information provided is based solely on a Schedule 13G dated February 3, 2017, filed on behalf of The Bank of New York Mellon Corporation. The Bank of New York Mellon Corporation has sole voting power with respect to 3,912,285 shares, sole dispositive power with respect to 4,041,609 shares, and shared dispositive power with respect to 12,550 shares. The business address of The Bank of New York Mellon Corporation is 225 Liberty Street, New York, New York 10286.

(11) Information provided is based solely on a Schedule 13G/A dated February 13, 2017, filed on behalf of The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 52,805 shares, shared voting power with respect to 5,875 shares, sole dispositive power with respect to 3,530,436, and shared dispositive power with respect to 56,393 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(12) Information provided is based solely on a Schedule 13G/A dated February 10, 2017 filed on behalf of Chartwell Investment Partners, LLC. Chartwell Investment Partners, LLC has sole power to dispose or direct the disposition of 700,120 shares. The business address of Chartwell Investment Partners, LLC is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312.

* Less than 1%.

** The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington.

TrueBlue, Inc. 2017 Proxy Statement     P. 61

Other Business

We do not intend to bring any other business before the Meeting, and, so far as we know, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

TrueBlue, Inc. 2017 Proxy Statement     P. 62

Form 10-K Report Available

A copy of the Company’s 2016 Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to the chief financial officer, TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402; telephone: (253) 383-9101.

TRUEBLUE, INC.
By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, WA
March 31, 2017

TRUEBLUE, INC. C/O COMPUTERSHARE
350 INDIANA STREET SUITE 750 GOLDEN, CO 80401

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above

Transmit your voting instructions online until 11:59 P.M. Eastern Time Wednesday, May 10, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Call to transmit your voting instructions until 11:59 P.M. Eastern Time Wednesday, May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E25014-P86326	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUEBLUE, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Colleen B. Brown	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

	1b.	Steven C. Cooper	☐	☐	☐	2.	To approve, by advisory vote, compensation for our named executive officers.	☐	☐	☐

	1c.	William C. Goings	☐	☐	☐	The Board of Directors recommends you vote for “1 Year” on the following proposal:	1 Year	2 Years	3 Years	Abstain

	1d.	Kim Harris Jones	☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

	1e.	Stephen M. Robb	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

	1f.	Jeffrey B. Sakaguchi	☐	☐	☐	4.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

	1g.	Joseph P. Sambataro, Jr.	☐	☐	☐

	1h.	Bonnie W. Soodik	☐	☐	☐

	1i.	William W. Steele	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E25015-P86326

TRUEBLUE, INC.
For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Sambataro, Jr. and James E. Defebaugh (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Thursday, May 11, 2017, at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof.

This proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder and with respect to any other business that may properly come before the meeting, in accordance with the discretion of the proxies. Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation);
FOR 1 YEAR ON PROPOSAL 3 (advisory vote on the frequency of future advisory votes on executive compensation);
and
FOR PROPOSAL 4 (ratification of the selection of the independent registered public accounting firm).

Continued and to be signed on reverse side

V.1.2